                                                                    EXHIBIT 2.1



                            STOCK EXCHANGE AGREEMENT

                            Dated as of May 13, 1999

                                 By and Between

                                    8x8, Inc.

                                   Odisei S.A.


                      And the Security Holders named herein

                                TABLE OF CONTENTS


                                                                                                                        PAGE
                                                                                                                        ----
ARTICLE I 2
           1.1       Certain Defined Terms................................................................................2
           1.2       Other Definitions....................................................................................4

ARTICLE II EXCHANGE OF SHARES.............................................................................................4

           2.1       The Share Exchange...................................................................................4
           2.2       Closing; Closing Date................................................................................4
           2.3       Exchange of Odisei Shares............................................................................4
           2.4       Outstanding BSPCE....................................................................................5
           2.5       Delivery of 8x8 Common Stock.........................................................................5
           2.6       Fractional Shares....................................................................................6
           2.7       Adjustments for Capital Changes......................................................................6
           2.8       Effects of the Transaction...........................................................................6

ARTICLE III EXCHANGE OF CERTIFICATES......................................................................................6

           3.1       Exchange.............................................................................................6
           3.2       No Further Ownership Rights in Odisei Shares.........................................................6
           3.3       Legends..............................................................................................6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND Odisei..................................................7

           4.1       Due Organization.....................................................................................7
           4.2       Authority............................................................................................7
           4.3       Good Title...........................................................................................8
           4.4       Capitalization.......................................................................................8
           4.5       No Conflict..........................................................................................9
           4.6       Third Party Consents................................................................................10
           4.7       Financial Statements................................................................................10
           4.8       Absence of Certain Changes..........................................................................10
           4.9       No Subsidiaries.....................................................................................11
           4.10      Legal Proceedings...................................................................................12
           4.11      Conduct of Business in Compliance with Regulatory Requirements......................................12
           4.12      Properties: Liens and Encumbrances..................................................................12
           4.13      Insurance...........................................................................................12
           4.14      Intellectual Property...............................................................................13
           4.15      Material Contracts..................................................................................16

           4.16      Certain Agreements..................................................................................16
           4.17      Employee Matters....................................................................................17
           4.18      Labor Matters.......................................................................................17
           4.19      Taxes...............................................................................................17
           4.20      Other Transactions..................................................................................18
           4.21      Brokers, Finders, Etc...............................................................................18
           4.22      Full Disclosure.....................................................................................18
           4.23      Environmental Matters...............................................................................18
           4.24      Interested Party Transactions.......................................................................18
           4.25      Governmental Authorization..........................................................................19
           4.26      Accounts Receivable; Inventory......................................................................19
           4.27      Compliance with Laws................................................................................19
           4.28      Warranties; Indemnities.............................................................................19
           4.29      Representations Complete............................................................................20
           4.30      Information Reviewed................................................................................20
           4.31      Due Diligence.......................................................................................20
           4.32      Non U...............................................................................................20

ARTICLE V REPRESENTATIONS AND WARRANTIES OF 8X8..........................................................................20

           5.1       Due Organization....................................................................................20
           5.2       Corporate Power.....................................................................................21
           5.3       Capitalization......................................................................................21
           5.4       Authorization and Validity of Agreement.............................................................21
           5.5       Legal Proceedings...................................................................................21
           5.6       SEC Filings.........................................................................................22
           5.7       Full Disclosure.....................................................................................22
           5.8       No Conflict.........................................................................................22
           5.9       Third Party Consents................................................................................23

ARTICLE VI CONDUCT PRIOR TO THE CLOSING..................................................................................23

           6.1       Conduct of Business of Odisei.......................................................................23
           6.2       No Solicitation.....................................................................................25

ARTICLE VII COVENANTS....................................................................................................26

           7.1       Advice of Changes...................................................................................26
           7.2       Certain Defaults....................................................................................26
           7.3       Satisfaction of Conditions Precedent................................................................26
           7.4       Further Actions.....................................................................................27
           7.5       Board of Directors..................................................................................27
           7.6       Transfers of Stock..................................................................................27
           7.7       Cooperation.........................................................................................27
           7.8       Further Limitations on Disposition..................................................................27

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING.............................................................................28

           8.1       Conditions Precedent to Obligations of Parties......................................................28
           8.2       Conditions to Obligations of Odisei and the Security Holders........................................28
           8.3       Conditions to the Obligations of 8x8................................................................29

ARTICLE IX TERMINATION, AMENDMENT AND WAIVERS............................................................................30

           9.1       Termination.........................................................................................30
           9.2       Procedure Upon Termination..........................................................................31
           9.3       Amendment and Modification; Waiver..................................................................31

ARTICLE X INDEMNIFICATION................................................................................................32

           10.1      Survival of Representations, Warranties and Covenants...............................................32
           10.2      Indemnification.....................................................................................32
           10.3      Method of Asserting Claims..........................................................................32
           10.4      Indemnification Liability Limitations...............................................................32
           10.5      Security Holders'Agent of the Shareholders; Power of Attorney.......................................33
           10.6      Third-Party Claims..................................................................................34

ARTICLE XI GENERAL PROVISIONS............................................................................................34

           11.1      Survival of Representations and Warranties..........................................................34
           11.2      Expenses; Certain Fees; Taxes.......................................................................34
           11.3      Notices.............................................................................................34
           11.4      Entire Agreement....................................................................................35
           11.5      Binding Effect, Benefit.............................................................................36
           11.6      Assignability.......................................................................................36
           11.7      Section Headings....................................................................................36
           11.8      Counterparts........................................................................................36
           11.9      Applicable  Law.....................................................................................36
           11.10     Severability........................................................................................36
           11.11     No Waiver...........................................................................................36
           11.12     Remedies Not Exclusive..............................................................................36
           11.13     Interpretation......................................................................................36
           11.14     Rules of Construction...............................................................................36
           11.15     Disclosure..........................................................................................37
           11.16     Indemnification of Costs and Expenses in the Event of Disputes......................................37

Exhibits

           A-1.       Odisei Shareholders as of May 13, 1999

           A-2.       Additional Odisei Shareholders as of the Closing

           B.         Form of Loan and Security Agreement

           C.         Forms of Employment, Stock Restriction and Noncompetition
                      Agreements

           D.         Escrow Agreement

           E.         Tax Escrow Agreement

           F.         Registration Rights Agreement

           G.         Odisei Exceptions Letter

           H.         Odisei Statuts

           I.         Ordre de Mouvement of Each Shareholder

           J.         8x8 Exceptions Letter

           K.         Opinions of counsel to Odisei S.A.

           L.         Opinions of counsel to 8x8, Inc.

                            STOCK EXCHANGE AGREEMENT


           This Stock Exchange Agreement (this "AGREEMENT") is made as of May 13, 1999, by and between 8x8, Inc., a Delaware corporation ("8X8"), Odisei S.A., a French corporation ("ODISEI"), and the Security Holders (as defined below) as listed on Exhibit A-1 and Exhibit A-2.


                                    RECITALS

           WHEREAS, the board of directors of 8x8 deems it advisable and in the best interests of 8x8 and its stockholders for 8x8 to acquire from the holders of the share capital of Odisei listed on Exhibit A-1 hereto (the "SHAREHOLDERS") all but four of their shares in Odisei (the "ODISEI SHARES") on the terms and subject to the conditions set forth in this Agreement for Common Stock, par value $0.001 per share, of 8x8 (the "8X8 COMMON STOCK"); and

           WHEREAS, the board of directors of 8x8 deems it advisable and in the best interests of 8x8 and its stockholders for 8x8 to enter into the Loan and Stock Restriction Agreements, each dated as of the Closing Date (the "LOAN AND STOCK RESTRICTION AGREEMENTS") substantially in the form attached hereto as Exhibit B, pursuant to which 8x8 will loan to the holders (the "OTHER HOLDERS"; the Other Holders and the Shareholders are collectively referred to as the "SECURITY HOLDERS") of the Bons de Souscription de Parts de Createurs d'Entreprise ("BSPCE"), each of whom are listed on Exhibit A-2 sufficient funds to purchase Odisei stock pursuant to the exercise all of such BSPCE such that such BSPCE holders shall exchange their Odisei Shares for 8x8 Shares at the Closing (as defined in Section 2.2 below);

           WHEREAS, Odisei and the Security Holders, on the one hand, and 8x8, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Share Exchange (as defined in Section 2.1 below);

           WHEREAS, the Shareholders desire to provide certain indemnities to 8x8 in connection with the Share Exchange;

           WHEREAS, concurrently with the execution of this Agreement, as a material inducement to 8x8 to enter into this Agreement, (i) Frederic Atru is entering into an Employment Agreement, dated as of the Closing Date, with Odisei and a Stock Restriction and Noncompetition Agreement, each dated as of the Closing Date, with 8x8, (ii) Dominique Pitteloud is entering into an Employment and Stock Restriction Agreement and Noncompetition Agreement, each dated as of the Closing Date, with 8x8 and (iii) Jean-Hugues Robert is entering into an Employment Agreement, dated as of the Closing Date, with Odisei and a Noncompetition Agreement, dated as of the Closing Date, with 8x8 (the agreements collectively, the "EMPLOYMENT, STOCK RESTRICTION AND NONCOMPETITION AGREEMENTS"), each in the forms attached as Exhibit C hereto;

           WHEREAS, concurrently with the execution of this Agreement, as a material inducement to the Shareholders to enter into this Agreement, (i) the Shareholders, 8x8 and the Escrow Agent, as defined in Section 2.4(b) are entering into an Escrow Agreement (the "ESCROW AGREEMENT") in the form of Exhibit D hereto; and (ii) the Security Holders and 8x8 are entering into a Tax Escrow agreement ("TAX ESCROW AGREEMENT") in the form attached hereto as Exhibit E; and (iii) 8x8 and the Security Holders are entering into a Registration Rights Agreements (the "REGISTRATION RIGHTS AGREEMENT") in the form of Exhibit F hereto.

           NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

           1.1 CERTAIN DEFINED TERMS. As used in this Agreement, in addition to the terms defined elsewhere in the Agreement (including in the Recitals), the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "BANK DOCUMENTS" means the bank agreements, credit agreements, loan documents, guarantees, subordination agreements or other contracts or documents, or Contractual Obligations, to which Odisei is a party that relate to indebtedness of $10,000 or more.

           "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any note, bond or security issued by such Person or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which such Person is a party or to which it or any of its property or assets is subject.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

           "FRENCH GAAP" means generally accepted accounting principles in France.

           "GAAP" means generally accepted accounting principles in the United States of America.

           "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "LIEN" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing).

           "MATERIAL ADVERSE EFFECT" (i) as used with respect to Odisei means a material adverse effect on the following: (A) the business, operations, property or condition (financial or other) of Odisei as a whole or (B) the ability of Odisei to consummate the transactions contemplated by this Agreement or the Related Agreements or perform its obligations hereunder or thereunder or (C) the ability of 8x8 to exercise its rights under this Agreement or the Related Agreements or as a shareholder of Odisei; provided that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Odisei Material Adverse Effect: (1) a failure in itself, but not any cause thereof, of Odisei results of operations to meet any internal or external predictions, projections, estimates or expectations and (2) conditions affecting the voice over IP, as a whole and (ii) as used with respect to 8x8 means a material adverse effect on the following: (A) the business, operations, property or condition (financial or other) of 8x8 taken as a whole or (B) the ability of 8x8 to consummate the transactions contemplated by this Agreement or the Related Agreements or perform their obligations hereunder or thereunder or
(C) the ability of Odisei to exercise its rights under this Agreement or the Related Agreements.

           "ODISEI AFFILIATES" will mean the directors and officers of Odisei.

           "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

           "RELATED AGREEMENTS" means collectively each agreement entered into by 8x8 and Odisei in connection with this Agreement, including without limitation the Employment, Stock Restriction and Noncompetition Agreements, the Loan and Stock Restriction Agreements, the Stock Restriction Agreement, dated as of May ___, 1999 between 8x8 and Frederic Artru, the Escrow Agreement, the Registration Rights Agreement and the Tax Escrow Agreement.

           "REQUIREMENT(S) OF LAW" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "SEC" means the Securities and Exchange Commission.

           "SEC DOCUMENTS" means each statement or report filed by 8x8 under the Exchange Act, each registration statement (including amendments thereto), and any other document filed by Odisei or any of its Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act, including all schedules and Company-prepared exhibits thereto.

           "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

           "SECURITY HOLDERS' EXPENSES" means: (i) all broker, advisory and legal fees and expenses incurred by the Security Holders as a result of the Share Exchange regardless of whether

Odisei or the Security Holders are directly obligated by contract to pay such fees and (ii) any stock transfer tax and notarial fees required or assessed upon transfer of French securities.

           "SHARE EXCHANGE" shall have the meaning set forth in Section 2.1.

           "SUBSIDIARY" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

           "TAX" OR "TAXES" mean, with respect to any Person, net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty, capital gains, inheritance tax, excise duty, national insurance, social security, pay as you earn, stamp duty, franchise, property, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any jurisdiction or other taxing authority (federal, state, local or foreign) on such Person.

           1.2 OTHER DEFINITIONS. The capitalized terms used in this Agreement and not defined in Section 1.1 are defined elsewhere in this Agreement.


                                   ARTICLE II

                               EXCHANGE OF SHARES

           2.1 THE SHARE EXCHANGE. At the Closing (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement, the Security Holders shall deliver to 8x8 the Odisei Shares, constituting all but six shares of the outstanding capital stock of Odisei in exchange for shares of 8x8 Common Stock (the "SHARE EXCHANGE") described below.

           2.2 CLOSING; CLOSING DATE. Unless this Agreement is earlier terminated pursuant to Article IX, the closing of the Share Exchange (the "CLOSING") will take place as promptly as practicable, but no later than five
(5) business days following satisfaction or waiver of the conditions set forth in Article VIII, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by 8x8 and Odisei. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE."

           2.3 EXCHANGE OF ODISEI SHARES. Subject to the terms and conditions of this Agreement, at the Closing, each of the Odisei Shares issued and outstanding to the Security Holders immediately prior to the Closing Date will be exchanged for 4.0 shares of 8x8 Common Stock (the "EXCHANGE RATIO"), subject to proportionate adjustment if the number of Odisei Shares to be exchanged is greater or less than 716,994 at Closing such that, subject to the provisions contained in this Section 2.3, the number of 8x8 Shares issued at the Closing shall equal 2,867,976. Notwithstanding the foregoing, if the average of the closing prices of 8x8's Common Stock as quoted on the Nasdaq National Market System for the thirty (30) trading days immediately preceding the Closing Date (the "AVERAGE CLOSING PRICE") is greater than $5.625 or less than $3.75, then the total number of shares of 8x8 Common Stock to be issued in the Share Exchange shall equal a number of shares equal to the product of (i) the "ADJUSTED OWNERSHIP PERCENTAGE," as defined below, and (ii) the number of shares of 8x8 Common Stock outstanding after the consummation of the Share Exchange, and the Exchange Ratio would be adjusted accordingly.

           As used herein, if the Average Closing Price is greater than $5.625, the Adjusted Ownership Percentage shall equal to $13,603,234 divided by the valuation of 8x8 as determined by the number of shares of 8x8 Common Stock outstanding prior to the Share Exchange, which number is 15,425,752, multiplied by the Average Closing Price. If the Average Closing Price is less than $3.75, the Adjusted Ownership Percentage shall equal to $9,068,823 divided by the valuation of 8x8 as determined by the number of shares of 8x8 Common Stock outstanding prior to the Share Exchange, which number is 15,425,752, multiplied by the Average Closing Price.

           For example, if the Average Closing Price is $6.00, the Adjusted Ownership Percentage would equal $13,603,234 divided by (15,425,752)($6.00), or 14.7%. The number of shares to be issued would equal 14.7% of the number of shares of 8x8 Common Stock which would be outstanding after the Share Exchange. The number of shares to be issued would therefore equal 2,657,843 and the Exchange Ratio would equal 2,657,843 divided by the number of Odisei Shares outstanding immediately prior to the Share Exchange.

           The shares of 8x8 Common Stock to be issued pursuant to this Section
2.3 is referred to herein as the "8X8 SHARES."

           2.4 OUTSTANDING BSPCE. Immediately after the Closing, there will be 38,600 BSPCE of Odisei outstanding (the "OUTSTANDING BSPCE") held by the persons and in such amounts as set forth on Section 2.4 of the Exceptions Letter. On March 1, 2000, 8x8 shall exchange 8x8 Shares for outstanding Odisei Shares issued upon exercise of the Outstanding BSPCE prior to March 1, 2000 at the Exchange Ratio.

           2.5 DELIVERY OF 8X8 COMMON STOCK. The 8x8 Common Stock to be issued pursuant to the Share Exchange shall be delivered as follows.

               (a) Security Holders. Ninety percent (90%) of the 8x8 Shares (the "CLOSING SHARES") shall be delivered to the Security Holders in such denominations as set forth on Exhibit A hereto.

               (b) Indemnification Shares. Ten percent (10%) of the 8x8 Shares (the "INDEMNIFICATION SHARES") shall be delivered into an escrow fund on behalf of the Shareholders only (the "ESCROW FUND") issued in the name of the Escrow Agent, to secure the indemnification obligations of the Shareholders set forth in Article X. The Indemnification Shares shall be delivered to the Shareholders out of the Escrow Fund in accordance with the Escrow Agreement and in such denominations as set forth on Exhibit A hereto.

           2.6 FRACTIONAL SHARES. No fractional shares of 8x8 Common Stock shall be issued and such fractional interests shall not entitle the owner thereof to vote. In lieu of any fractional share, each holder of Odisei Shares who would otherwise be entitled to receive a fraction of a share of 8x8 Common Stock will be entitled to receive from 8x8 an amount of cash, without interest, equal to the Average Closing Price multiplied by the fraction of share of 8x8 Common Stock to which such holder would otherwise be entitled.

           2.7 ADJUSTMENTS FOR CAPITAL CHANGES. If on or after the date of this Agreement, but on or prior to Closing, 8x8 recapitalizes through a stock split, reverse stock split, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the total number of shares of 8x8 Common Stock to be exchanged for Odisei Shares will be adjusted appropriately so as to maintain the proportionate interests of the Security Holders.

           2.8 EFFECTS OF THE TRANSACTION. Subsequent to the Closing, Odisei shall be a majority owned Subsidiary of 8x8 and shall own all but six shares of Odisei.


                                   ARTICLE III

                            EXCHANGE OF CERTIFICATES

           3.1 EXCHANGE. At the Closing, 8x8 will deliver share certificates registered in the names of the Security Holders or the Escrow Agent, as provided in Section 2.4, for the number of shares of 8x8 Common Stock to be delivered to the Security Holders and Escrow Agent pursuant to Section 2.3, as adjusted if applicable pursuant to Section 2.6. Each of the Security Holders shall deliver to 8x8 duly completed and executed transfer forms ("ORDRE DE MOUVEMENT") made in favor of 8x8.

           3.2 NO FURTHER OWNERSHIP RIGHTS IN ODISEI SHARES. All 8x8 Common Stock delivered in exchange for Odisei Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Odisei Shares.

           3.3 LEGENDS. The Security Holder understands that the Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

               (a) For non-U.S. persons: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE HOLDER HEREOF MAY NOT ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THESE SECURITIES, NOR MAY THESE SECURITIES BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF COMPLIANCE WITH REGULATION S UNDER

THE ACT, A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

               (b) For U.S. persons: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF THE SHAREHOLDERS AND ODISEI

           Subject to the exceptions set forth in the letter delivered by Odisei and the Security Holders to 8x8 concurrently herewith (the "EXCEPTIONS LETTER") attached hereto as Exhibit G, Odisei and the Shareholders (including in the term "Shareholder" for the purposes of this Article IV the Other Holders, but only on behalf of themselves and not for Odisei or any other party hereto, and only with respect to Sections 4.2(b), 4.3, 4.4(b), 4.5, 4.6, 4.21, 4.29, 4.30, 4.31 and
4.32) represent and warrant to 8x8, as of the date hereof and as of the Closing Date, that:

           4.1 DUE ORGANIZATION. Odisei is (i) duly organized and validly existing under the laws of France and (ii) duly qualified as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to qualify as a foreign corporation would not in the aggregate with all such other failures, have a Material Adverse Effect. Odisei has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now being conducted and as proposed to be conducted, except to the extent the failure to have such power, authority or legal right would not, in the aggregate with all such other failures, have a Material Adverse Effect. Complete and correct copies of the charter documents ("STATUTS"), as attached hereto as Exhibit H, of Odisei, as amended to date, have been delivered to 8x8. Odisei is not in default in the performance, observance or fulfillment of any provision of its Statuts.

           4.2 AUTHORITY

               (a) Odisei has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which Odisei is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Odisei, and no further action is required on the part of Odisei or the Security Holders to authorize the Agreement, any Related Agreements to which Odisei is a party and the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which Odisei is a party have been unanimously approved by the Board of Directors of Odisei. This Agreement and any Related Agreements to which Odisei is a party have been duly executed and delivered by Odisei, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of Odisei, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

               (b) Each of the Security Holders has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which each Security Holder is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Security Holder, and no further action is required on the part of such Security Holder to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which such Security Holder is a party have been duly executed and delivered by the such Security Holder, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of such Security Holder, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

           4.3 GOOD TITLE. Upon delivery to 8x8 of each share transfer form ("ORDRE DE MOUVEMENT"), duly executed by each of the Security Holders in substantially the form of a draft of which is attached hereto as Exhibit I, at the Closing the Odisei Shares will be duly and validly authorized and issued, fully paid and nonassessable and 8x8 will be the owner of the Odisei Shares free and clear of any adverse encumbrances or claims.

           4.4 CAPITALIZATION.

               (a) As of the date hereof, the issued and outstanding share capital of Odisei consists of 564,000 shares. All of such shares are held by the Shareholders in such amounts as set forth in Exhibit A-1 hereto and are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the STATUTS of Odisei or any agreement to which Odisei is a party or by which it is bound and have been issued in compliance with all Requirements of Law. There are no declared or accrued unpaid dividends with respect to any shares of Odisei's Stock. Odisei has no other capital stock issued or outstanding. 191,600 shares only of Odisei have been authorized for issuance to Dominique Pitteloud and the Other Holder prior to the Closing.

               (b) Except as set forth in Section 4.4(b) of the Exceptions Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Odisei is a party or by which it is bound obligating Odisei to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Odisei or obligating Odisei to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The parties hereto acknowledge that immediately prior to the Closing, the holders of BSPCE listed on Exhibit A-2 shall enter into the Loan and Stock Restriction Agreement pursuant to which, among other things, 8x8 will loan to each of such holders sufficient funds to exercise the BSPCE for an aggregate amount of 77,200 Odisei shares (the "BSPCE SHARES"). In addition, prior to the Closing, Dominique Pitteloud will receive 75,800 Odisei shares (the "PITTELOUD SHARES"; the BSPCE Shares and Pitteloud Shares collectively, the "ADDITIONAL SHARES"), in satisfaction of a loan to Odisei so that immediately prior to the Closing, the outstanding share capital of Odisei will consist of 717,000 shares. At the Closing, the Additional Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights created by statute, the Statuts or any agreement to which Odisei is a party or by which it is bound and will be issued in compliance with all Requirements of Law. Immediately after the Share Exchange, Odisei shall have seven shareholders, each of whom is listed in
Schedule 4.4(b) of the Exceptions Letter. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Odisei. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of Odisei. As a result of the Share Exchange, 8x8 will be the sole record and beneficial owner of all outstanding Odisei capital stock except for six shares and all rights to acquire or receive any Odisei capital stock, whether or not such Odisei capital stock is outstanding.

           4.5 NO CONFLICT. Except as set forth in Section 4.5 of the Exceptions Letter, neither the execution, delivery or performance by the Security Holders and Odisei of this Agreement or any Related Agreement nor the consummation of the transactions contemplated hereby and thereby and compliance by the Security Holders and Odisei with any of the provisions hereof and thereof will (a) require any consent, approval or notice under, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or result in the creation of any Lien upon any of the properties or assets of Odisei under, any of the terms, conditions or provisions of (i) the Articles of Association or Bylaws of Odisei;
(ii) any Bank Document or (iii) any Contractual Obligation of Odisei, except with respect to any or all of (i), (ii) or (iii) (other than with respect to any Bank Document or the loan documents and the transactions contemplated thereby)
(A) to the extent the failure to obtain any such consent or approval or to give any such notice would not have a Material Adverse Effect, and (B) for such violations, conflicts, breaches or defaults which would not, in the aggregate with all other such failures, violations, conflicts, breaches and defaults, terminations, accelerations and creations of liens, have a Material Adverse Effect or (b) assuming compliance with the Requirements of Law applicable to 8x8, violate any Requirement of Law applicable to Odisei, the violation of which would, in the aggregate with all other such violations, have a Material Adverse Effect. Without limiting the foregoing, Section 4.5 of the Exceptions Letter sets forth a complete description, including the financial consequences to Odisei, of any rights, benefits or payments which may arise or be accelerated with respect to employees, directors, officers or consultants of Odisei or with respect to any other Person as a result of the consummation of the transactions contemplated hereby.

           4.6 THIRD PARTY CONSENTS. Except as set forth on Section 4.6 of the Exceptions Letter, no consent, spousal consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local, tribal or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with Odisei is required by or with respect to Odisei or the Security Holders in connection with the execution and delivery of this Agreement and any Related Agreements to which Odisei or the Security Holders is a party or the consummation of the transactions contemplated hereby and thereby. There is no fact or circumstance relating to Odisei or Security Holders which would prevent Odisei from obtaining any such required consent, waiver, approval, order, or authorization following the Closing.

           4.7 FINANCIAL STATEMENTS. Section 4.7 of the Exceptions Letter sets forth Odisei's audited consolidated balance sheet as of September 30, 1998 and the related audited consolidated balance sheet and statements of income and cash flow for the twelve-month period ended September 30, 1998 (the "YEAR-END FINANCIALS"), accompanied by the notes and the certificate of PricewaterhouseCoopers LLP, independent certified public accountants, and Odisei's unaudited balance sheet as of May 3, 1999 (the "LATEST BALANCE SHEET"), and the related unaudited statements of income and cash flow for that period (the "INTERIM FINANCIALS"). The Year-End Financials, Latest Balance Sheet and the Interim Financials (collectively, the "FINANCIAL STATEMENTS") are true and correct in all material respects and have been prepared in accordance with French GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Year-End Financials present fairly the consolidated financial condition and consolidated operating results of Odisei and any consolidated subsidiaries as of the dates and during the periods indicated therein. The Latest Balance Sheet and Interim Financials have been prepared on a basis consistent with the audited financials and present fairly the consolidated financial condition and consolidated operating results of Odisei as of the dates and for the periods indicated therein, subject to normal year end audit adjustments and accruals. Odisei does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with French generally accepted accounting principles), which (i) has not been reflected in the Latest Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since May 3, 1999.

           4.8 ABSENCE OF CERTAIN CHANGES. Except for the transactions contemplated hereby and except as set forth in Section 4.8 of the Exceptions Letter, since the date of the Latest Balance Sheet, Odisei has conducted its business only in the ordinary and usual course and there has not been:

               (a) any change in the financial condition, properties, assets, liabilities or operations of Odisei which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect on Odisei;

               (b) any development, event or condition or combination of developments, events or conditions relating to Odisei of which Odisei or the Security Holders have knowledge which may result in a Material Adverse Effect;

               (c) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business of Odisei taken as a whole;

               (d) any declaration, setting aside or payment of any dividend in respect of the of Odisei Shares or any redemption or acquisition of such share interests by Odisei or other distribution of the assets of Odisei;

               (e) any termination of key employees, other material disputes involving employees of Odisei or, to Odisei's and the Security Holders' knowledge of any labor organization activity;

               (f) any change of accounting principles, practices or methods of Odisei;

               (g) other than sales or other dispositions in the ordinary course of business, any sale, mortgage, pledge, subjection to Lien or other disposition of assets of Odisei which, individually or in any series of related transactions, have a value in excess of $10,000;

               (h) any amendment or termination of a material contract or agreement to which Odisei is a party, the effect of which is adverse to Odisei, taken as a whole;

               (i) any issuance of securities of Odisei;

               (j) any increase in the compensation or severance arrangements payable or to become payable by Odisei to any of their directors, officers or key employees other than increases in the ordinary course of business consistent with prior practice;

               (k) any adoption of, or increase in, any bonus, incentive compensation, share option plan and any adoption of, or increase in any pension, profit sharing, or retirement, insurance, medical reimbursement or other employee benefit plan, any employment agreement or severance arrangement or any payment or arrangement made to, for or with any officers or key employees of Odisei, other than increases made in the ordinary course of business consistent with prior practice; or

               (l) except as specifically contemplated by this Agreement, any agreement by Odisei to take any action described in this Section 4.8.

           4.9 NO SUBSIDIARIES. Odisei does not have any branch or Subsidiaries or any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

           4.10 LEGAL PROCEEDINGS. There is no action, suit, claim or proceeding of any nature pending, or, to Odisei's or the Security Holders' knowledge, threatened, (a) against Odisei, its activities, properties (tangible or intangible) or any of its officers, directors or employees of Odisei in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, Odisei, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, nor, to the knowledge of Odisei or the Security Holders, is there any reasonable basis therefor. To Odisei's or the Security Holders' knowledge, there is no investigation pending or threatened against Odisei, its properties or any of its officers or directors (nor, to the best knowledge of Odisei or the Security Holders, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has within the last five (5) years initiated any formal proceeding which challenges the legal right of Odisei to conduct its operations as presently or previously conducted. Odisei is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on Section 4.10 of the Exceptions Letter, Odisei has not initiated any action, suit, claim or proceeding of any nature.

           4.11 CONDUCT OF BUSINESS IN COMPLIANCE WITH REGULATORY REQUIREMENTS. Odisei has complied with each Requirement of Law promulgated by any Governmental Authority applicable to the operation, conduct or ownership of the property or business of Odisei (including, without limitation, those relating to the offering and sale of securities, occupational safety and health, equal employment practices. antitrust, consumer protection and employee benefits and pensions), except where such failure to comply with any such Requirement of Law would not reasonably be expected to have, in the aggregate with all such failures, a Material Adverse Effect.

           4.12 PROPERTIES: LIENS AND ENCUMBRANCES. Except as set forth in
Section 4.12 of the Exceptions Letter, Odisei has no real properties (except for leasehold interests, in which event the entity directly holding such interest has a valid leasehold interest) and has marketable title to its other properties and assets material to the business of Odisei taken as a whole, subject only to
(a) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being, contested in good faith by appropriate proceedings, (b) Liens for Taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings, (c) Liens to secure any indebtedness reflected on the Latest Balance Sheet, (d) property or assets acquired subject to Liens since the date of the Latest Balance Sheet, (e) Liens and defects in title that are not in the aggregate material to the business, operations or condition (financial or other) of Odisei taken as a whole and (f) Liens reflected in
Section 4.12 of the Exceptions Letter. The tangible personal property owned, leased or rented by Odisei and the intangible personal property owned or licensed by Odisei constitute all of the material property now used in, and necessary for the conduct of, the business of Odisei in the manner and to the extent presently conducted. All of the fixed assets and properties listed on the Latest Balance Sheet, or thereafter acquired or currently used by Odisei, are in good operating condition in all material respects and are free from any material defect.

           4.13 INSURANCE. Odisei has maintained in full force and effect, with all premiums due thereon paid, such policies of insurance and bonds in such amounts and against such risks and losses which are disclosed in Section 4.13 of the Exception Letter, as are generally maintained with respect to comparable businesses and properties. Except as set forth in Section 4.13 of the Exceptions Letter, Odisei does not pay for or own any "key man" insurance on the life of any employee. Set forth in Section 4.13 of the Exceptions Letter is a true and complete list of all insurance policies carried by Odisei at any time during the past twelve (12) months with respect to the business, assets and operations of Odisei, together with, in respect of each policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amounts, if any, the expiration date, and each pending claim thereunder, if any. Complete and correct copies of each current policy have been delivered to 8x8, and each policy shown as current is on the date hereof in full force and effect.

           4.14 INTELLECTUAL PROPERTY.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

                   "INTELLECTUAL PROPERTY" shall mean any or all of the following, in any form and embodied in any media, (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, and (vii) tools, methods and processes.

                   "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications,
(ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

                   "ODISEI INTELLECTUAL PROPERTY" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to Odisei.

                   "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

               (b) Section 4.14(b) of the Exceptions Letter lists all Registered Intellectual Property owned by, or filed in the name of, Odisei and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property.

               (c) Each item of Odisei Intellectual Property, including all Registered Intellectual Property listed in Section 4.14(b) of the Exceptions Letter and, to the best knowledge of Odisei and the Security Holders, all Intellectual Property licensed to Odisei, is free and clear of any Liens or other encumbrances. Odisei is the exclusive owner of all Odisei Intellectual Property.

               (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than Odisei for which Odisei has, directly or indirectly, paid, Odisei has a written agreement with such person with respect thereto, and Odisei thereby has obtained ownership of, and is, to the best knowledge of Odisei and the Security Holders, the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

               (e) Odisei has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property or Intellectual Property Rights that is or was Odisei Intellectual Property, to any other person, except as provided in Section 4.14(g) below.

               (f) Except as provided in Section 4.14(f) of the Exceptions Letter, Odisei Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or, to the best knowledge of Odisei and the Security Holders, necessary to the conduct of the business of Odisei as it currently is conducted, planned or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). Odisei has valid licenses to all software owned by third parties that is used in and/or, to the best knowledge of Odisei and the Security Holders, necessary to the operation of Odisei's products as they are currently used, and Odisei is not in default with respect to any such license.

               (g) Other than "shrink-wrap" and similar widely available third-party commercial end-user licenses, the contracts, licenses and agreements listed in Section 4.14(g) of the Exceptions Letter include all contracts, licenses and agreements to which Odisei is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to Odisei has ownership rights or license rights to improvements made by Odisei in such Intellectual Property which has been licensed to Odisei.

               (h) Section 4.14(h) of the Exceptions Letter lists all contracts, licenses and agreements between Odisei and any other person wherein or whereby Odisei has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Odisei or such other person of the Intellectual Property Rights of any person other than Odisei.

               (i) To the best knowledge of Odisei and the Security Holders, the operation of the business of Odisei as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and Odisei has not received written notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Odisei infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor to the knowledge of Odisei and the Security Holders is there any reasonable basis therefor).

               (j) Each item of Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by Odisei within sixty (60) days of the scheduled Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. In each case in which Odisei has acquired any Intellectual Property rights from any person, Odisei has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to Odisei and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Odisei has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

               (k) There are no contracts, licenses or agreements between Odisei and any other person with respect to Odisei Intellectual Property under which there is any dispute known to Odisei or the Security Holders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Odisei thereunder.

               (l) To the knowledge of Odisei and the Security Holders, no person is infringing or misappropriating any Odisei Intellectual Property.

               (m) Odisei has taken all commercially reasonable steps in order to protect Odisei's rights in confidential information and trade secrets of Odisei or provided by any other person to Odisei. All current and former employees, consultants and contractors of Odisei who have or have had access to confidential, proprietary or trade secret information of Odisei ("RECIPIENTS") have entered proprietary information, confidentiality and assignment of inventions agreements with Odisei. Section 4.14(m) of the Exceptions Letter contains a list of all Recipients indicating those who have signed the agreements and those who have not entered such agreements and the form of each such agreement.

               (n) No Odisei Intellectual Property, Intellectual Property Rights or service of Odisei is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Odisei or may affect the validity, use or enforceability of such Odisei Intellectual Property.

               (o) All of Odisei's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). All of Odisei's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and
(ii) will be interoperable with other products used and distributed by Odisei that may deliver records to Odisei's products or receive records from Odisei's products, or interact with Odisei's products, including but not limited to back-up and archived data.

           4.15 MATERIAL CONTRACTS. Section 4.14 of the Exceptions Letter, lists each contract, debt instrument, lease, Bank Document, employment agreement or collective bargaining agreement now in effect to which Odisei is a party which involves a commitment or liability in excess of $10,000 or extending for a period of more than six (6) months (each such contract, a "MATERIAL CONTRACT"). A copy of each Material Contract has been delivered to 8x8. To the extent Odisei is a party thereto, each of the Material Contracts is valid, binding, in full force and effect and enforceable by Odisei in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules of laws concerning equitable remedies. Except as otherwise described in Section 4.15 of the Exceptions Letter, Odisei is not in default in the performance of any of its obligations under any Material Contract, except for defaults which, in the aggregate with all such defaults, would not have a Material Adverse Effect. To Odisei's and the Security Holders' knowledge, except as otherwise described in the Exceptions Letter, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by Odisei under any Material Contract or to Odisei's or the Security Holders' knowledge by any other party thereto, except for defaults which in the aggregate with all such defaults would not have a Material Adverse Effect.

           4.16 CERTAIN AGREEMENTS. Except as provided in Section 4.16 of the Exceptions Letter, Odisei is not a party to any (a) agreement with any of its executive officers, other employees or any other Person (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of transactions of the nature contemplated by this Agreement or any Related Agreement, or (ii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment which are conditioned upon a change of control or (b) agreement, instrument, option, warrant or plan, including, without limitation. any share option plan, share appreciation rights plan, share purchase plan or any other employee plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or any Related Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Related Agreement. Odisei and the Security Holders are not aware that any officer or key employee, or any group of key employees, intends to terminate their employment with Odisei, and Odisei does not have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of Odisei, subject to general principles related to wrongful termination of employees, is terminable, to the best of Odisei's and the Security Holders' knowledge, at the will of Odisei.

           4.17 EMPLOYEE MATTERS. Except as set forth in Section 4.17 of the Exceptions Letter, Odisei has no employment contract or material consulting agreement currently in effect that is not terminable on minimum notice provided for by French law or whose lawful termination would result in any payment to the terminated employee greater than the minimum amounts required by French law upon termination of an employee (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the best knowledge of the Security Holders and Odisei, no employee of Odisei is in violation of (a) any material term of any employment contract, Intellectual Property Rights non-disclosure agreement or noncompetition agreement or (b) any material term of any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Odisei or to use trade secrets or proprietary information of others. To the best of the Security Holders' and Odisei's knowledge the mere fact of employment of any employee of Odisei does not subject Odisei to any liability to any third party. A list of all ongoing employees, officers and development consultants of the Odisei and their current compensation (salary and bonuses) is set forth in Section 4.17 of the Exceptions Letter. Section 4.17 of the Exceptions Letter contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Odisei (the "EMPLOYEE PLANS"). Each of the Employee Plans, and their administration, is, in all material respects, in compliance with all applicable national, municipal, local and other governmental laws and ordinances, orders, rules and regulations and Odisei is in full compliance with the terms of all of the Employee Plans. All contributions due have been made or accrued on the Financial Statements with respect to any pension or profit sharing plan maintained by Odisei except those contributions accruing after the latest Balance Sheet in the ordinary course.

           4.18 LABOR MATTERS. There is no union at Odisei or, to the knowledge of Odisei and the Security Holders, any ongoing efforts to establish a union at Odisei.

           4.19 TAXES. Odisei has filed all French and other foreign Tax and information returns required to be filed, has paid all Taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all Taxes payable in respect of all periods ending on or prior to the Latest Balance Sheet, has made all necessary estimated Tax payments to the extent payment is due and has no liability for Taxes in excess of the amount so paid or accruals or reserves so established in the Financial Statements, except with respect to transactions occurring after the Latest Balance Sheet. True and complete copies of all such Tax and information returns requested by 8x8 have been provided by Odisei to 8x8. Odisei is not delinquent in the payment of any Tax or in the filing of any Tax returns, and no deficiencies for any Tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No Tax returns of Odisei have ever been audited by the French tax authorities or any provincial taxing agency or authority. Odisei will not incur any stamp duty tax or other similar tax or charge imposed by the French taxing authorities as a result of the Share Exchange.

           4.20 OTHER TRANSACTIONS. Except for the transactions contemplated with 8x8 pursuant to this Agreement, Odisei (i) has not reached agreement for the acquisition of all or any portion of the assets or share interests (currently outstanding or to be issued) of any other entity and (ii) has not reached agreement for the sale or acquisition of all or a substantial portion of Odisei's assets or any portion of share interests (whether currently outstanding or to be issued) by any other entity.

           4.21 BROKERS, FINDERS, ETC. Odisei and the Security Holders have not employed, nor are subject to the valid claim of, any broker, finder or other financial intermediary, in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission.

           4.22 FULL DISCLOSURE. Odisei has heretofore made all of the corporate books, corporate records, agreements and other documents of Odisei or portions thereof relating to the transactions contemplated by this Agreement and the Related Agreements available to 8x8 for inspection and due diligence. To the knowledge of Odisei and the Shareholders, such corporate books and corporate records, agreements and documents and all other documents and papers delivered to 8x8 by or on behalf of Odisei in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, are accurate, complete and authentic. Furthermore, to the knowledge of Odisei and the Shareholders, the representations and warranties of Odisei and the Security Holders in this Agreement and the Related Agreements and the information contained in the foregoing materials and furnished to 8x8 by Odisei and the Security Holders in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby do not contain any untrue statement of a material fact and do not omit to state any fact necessary to make the statements made, in the context in which they are made, not false or misleading.

           4.23 ENVIRONMENTAL MATTERS. To the best of the Shareholders' and Odisei's knowledge, during the period that Odisei has leased its properties, there have been no disposals, releases or threatened releases of hazardous, toxic or other dangerous materials ("HAZARDOUS MATERIALS") from or any presence thereof on such properties which would have a Material Adverse Effect upon the business or Financial Statements of Odisei. During the time that Odisei has owned or leased its properties, there has been no litigation, proceeding or administrative action brought or threatened in writing against Odisei, or any settlement reached by Odisei with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties.

           4.24 INTERESTED PARTY TRANSACTIONS. No officer or director of Odisei or Security Holder (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or within the last three (3) years has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that Odisei furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to Odisei any goods or services or (iii) a beneficial interest in any Contract (iv) any amounts owed by or owed to Odisei; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this
Section 4.24.

           4.25 GOVERNMENTAL AUTHORIZATION. Odisei has obtained each consent, license, permit, grant or other authorization issued to Odisei by a Governmental Entity (i) pursuant to which Odisei currently operates or holds any interest in any of their properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "ODISEI AUTHORIZATIONS"). Odisei Authorizations are in full force and effect and constitute all Odisei Authorizations required to permit Odisei to operate or conduct its business or hold any interest in its properties or assets.

           4.26 ACCOUNTS RECEIVABLE; INVENTORY.

               (a) Odisei has made available to 8x8 a list of all accounts receivable of Odisei as of May 5, 1999 along with a range of days elapsed since invoice.

               (b) All of the accounts receivable of Odisei arose in the ordinary course of business, are carried at values determined in accordance with French GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Latest Balance Sheet. No person has any Lien on any of such accounts receivable and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable.

               (c) All of the inventories of Odisei were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with Odisei's regular inventory practices and are set forth on Odisei's books and records in accordance with the practices and principles of Odisei consistent with the method of treating said items in prior periods. None of the inventory of Odisei reflected on the Latest Balance Sheet or on Odisei's books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of Odisei reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Latest Balance Sheet conforms to French GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value. Except as provided in Section 4.26(c) of the Exceptions Letter, no person has any Lien on any Inventory.

           4.27 COMPLIANCE WITH LAWS. Odisei has complied with, is not in violation of, and has not received any notices of violation with respect to, any material foreign, federal, state, tribal or local statute, law or regulation.

           4.28 WARRANTIES; INDEMNITIES. Except as provided in Section 4.28 of the Exceptions Letter, Odisei has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by Odisei. There have been no warranty claims on Odisei's products or services occurring during the past five years.

           4.29 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Odisei or the Security Holders (as modified by the Exceptions Letter), nor any statement made in any Schedule or certificate furnished by Odisei or the Security Holders pursuant to this Agreement, taken together, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

           4.30 INFORMATION REVIEWED. Odisei and the Security Holders have received all documents that 8x8 has filed with the SEC and all press releases issued by 8x8 in the last two (2) years.

           4.31 DUE DILIGENCE. Odisei and the Security Holders have completed a due diligence investigation of 8x8 to their satisfaction.

           4.32 NON U.S. PERSON. If the address for the Security Holder shown on Exhibit A is not within the United States, the Security Holder is not a "U.S. Person" as that term is defined in Regulation S promulgated under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person. Under Regulation S, with certain exceptions, "U.S. person" means: (i) any natural person resident in the U.S.; (ii) any partnership or corporation organized or incorporated under the laws of the U.S.; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the U.S.; (vi) any non discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the U.S.; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.


                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF 8X8

           Subject to the exceptions set forth in the letter delivered by 8x8 to Odisei and the Security Holders concurrently herewith (the "8X8 EXCEPTIONS LETTER"), attached hereto as Exhibit J, 8x8 hereby represents and warrants to Odisei and the Security Holders, as of the date hereof and as of the Closing Date, that:

           5.1 DUE ORGANIZATION. 8x8 (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now being conducted and as proposed to be conducted, except to the extent the failure to have such power, authority or legal right would not, in the aggregate with all such other failures, have a Material Adverse Effect.

           5.2 CORPORATE POWER. 8x8 has all requisite corporate power and authority to enter into and deliver this Agreement and each Related Agreement and to perform its obligations hereunder and thereunder. 8x8 is not in default in the performance, observance or fulfillment of any provision of its charter documents. Complete and correct copies of the Certificate of Incorporation and Bylaws of 8x8, as amended to date, have been delivered to Odisei and the Security Holders. 8x8 is not in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

           5.3 CAPITALIZATION.

               (a) The authorized stock of 8x8 consists of 40,000,000 shares of Common Stock, $.001 par value, of which 15,425,752 shares were issued and outstanding as of March 31, 1999, and 5,000,000 shares of undesignated Preferred Stock, $0.001 par value. No shares of Preferred Stock are issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of April 1, 1999, 8x8 had 884,098 shares of Common Stock available for issuance pursuant to its stock options plans and 500,000 shares of Common Stock available for issuance pursuant to its 1996 Employee Stock Purchase Plan.

               (b) The shares of 8x8 Common Stock to be issued pursuant to the Share Exchange will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of 8x8 or any agreement to which 8x8 is a party or is bound except as provided in this Agreement and the Related Agreements.

           5.4 AUTHORIZATION AND VALIDITY OF AGREEMENT. The execution, delivery and performance by 8x8 of this Agreement and each Related Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. Except as otherwise contemplated by this Agreement, no other corporate action on the part of 8x8 is necessary for the execution, delivery and performance by 8x8, as applicable, of this Agreement and each Related Agreement and the consummation by 8x8, as applicable, of the transactions contemplated hereby and thereby. This Agreement and each Related Agreement has been duly executed and delivered by 8x8, and this Agreement and the Related Agreements constitute the legally valid and binding obligations of 8x8, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           5.5 LEGAL PROCEEDINGS. 8x8 warrants that: (a) there is no pending or, to the best of 8x8's knowledge, threatened claim, action, lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("LITIGATION") to which 8x8 is a party or by which any of 8x8's material assets may be bound, which, if adversely determined, could have a Material Adverse Effect, and (b) to 8x8's knowledge, no facts exist that give rise to a valid claim against 8x8 for breach of an obligation, or for violation of applicable law, rule or regulation, where such claim could have a Material Adverse Effect. 8x8 is not subject to any judgment, order, writ, injunction or decree of any court, arbitrator or other competent governmental or regulatory authority. 8x8 has not been permanently or temporarily enjoined by any order, judgment or decree of any court or other competent governmental or regulatory authority from engaging in or continuing any conduct or practice in connection with its business, nor requiring 8x8 to take any action of any kind with respect to its business.

           5.6 SEC FILINGS. 8x8 has filed in a timely manner all SEC Documents required to be filed by 8x8. As of their respective dates, the SEC Documents (i) were prepared, in all material respects, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. 8x8 is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

           5.7 FULL DISCLOSURE. None of the representations or warranties made by 8x8, nor any statement made in any schedule or certificate furnished by 8x8 pursuant to this Agreement and the Related Agreements, nor the SEC Documents, taken together, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstance under which they were made, not misleading.

           5.8 NO CONFLICT. Neither the execution, delivery or performance by 8x8 of this Agreement or any Related Agreement nor the consummation of the transactions contemplated hereby and thereby and compliance by 8x8 with any of the provisions hereof and thereof will (a) require any consent, approval or notice under, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or result in the creation of any Lien upon any of the properties or assets of 8x8 under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of 8x8; (ii) any Bank Document or (iii) any Contractual Obligation of 8x8, except with respect to any or all of (i),
(ii) or (iii) (other than with respect to any Bank Document or the loan documents and the transactions contemplated thereby) (A) to the extent the failure to obtain any such consent or approval or to give any such notice would not have a Material Adverse Effect, and (B) for such violations, conflicts, breaches or defaults which would not, in the aggregate with all other such failures, violations, conflicts, breaches and defaults, terminations, accelerations and creations of liens, have a Material Adverse Effect or (b) assuming compliance with the

Requirements of Law applicable to 8x8, violate any Requirement of Law applicable to 8x8, the violation of which would, in the aggregate with all other such violations, have a Material Adverse Effect.

           5.9 THIRD PARTY CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local, tribal or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with 8x8 is required by or with respect to 8x8 in connection with the execution and delivery of this Agreement and Related Agreements is a party of the consummation of the transactions contemplated hereby and thereby except as required to be filed with the Securities Exchange Commission. There is no fact or circumstance relating to 8x8 which would prevent 8x8 from obtaining any such required consent, waiver, approval, order, or authorization following the closing.


                                   ARTICLE VI

                          CONDUCT PRIOR TO THE CLOSING

           6.1 CONDUCT OF BUSINESS OF ODISEI. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, each of Odisei and the Security Holders agree (except to the extent that 8x8 shall otherwise consent in writing), to carry on Odisei's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of Odisei when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their best efforts consistent with past practice and policies to preserve intact Odisei's present business organizations, keep available the services of Odisei's present officers and key employees and preserve Odisei's relationships with regulators, customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired Odisei's goodwill and ongoing businesses at the Closing. Odisei shall promptly notify 8x8 of any event or occurrence or emergency not in the ordinary course of business of Odisei and any material event involving Odisei. Except as expressly contemplated by this Agreement or as set forth in
Section 6.1 of the Exceptions Letter, Odisei shall not, without the prior written consent of 8x8:

               (a) Make any capital expenditure or commitment exceeding $10,000 individually or $50,000 in the aggregate;

               (b) Sell any Odisei Intellectual Property or enter into any agreement with respect to Odisei Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity except as previously disclosed to 8x8 in writing,

                   (i) buy any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any other person or entity, or

                   (ii) enter into any agreement with respect to development of any Intellectual Property with a third party except as previously disclosed to 8x8 in writing;

               (c) Transfer to any person or entity any rights to Odisei Intellectual Property;

               (d) Enter into or amend any contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology except as previously disclosed to 8x8 in writing;

               (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the contracts set forth or described in the Exceptions Letter;

               (f) Commence or settle any litigation;

               (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Odisei, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of Odisei (or options, warrants or other rights exercisable therefor);

               (h) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Odisei's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating Odisei to issue or purchase any such shares or other convertible securities except as provided in Section 6.1(h) of the Exceptions Letter;

               (i) Cause or permit any amendments to Odisei's Statuts;

               (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Odisei's business;

               (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except as previously disclosed to 8x8 in writing;

               (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others except as disclosed in the Exceptions Letter;

               (m) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

               (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Exceptions Letter;

               (o) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees except salary increases pursuant to written agreements outstanding on the date hereof and disclosed in the Exceptions Letter;

               (p) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (q) Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Latest Balance Sheet;

               (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (s) Enter into any strategic alliance, joint marketing arrangement or agreement, or joint venture;

               (t) Other than as specifically requested in writing by 8x8, accelerate the vesting schedule of any of the outstanding Options;

               (u) Hire any employee except in replacement of a terminated employee or except as reasonably necessary consistent with the needs of the business of Odisei; not terminate the employment of any management level or other key employee; or

               (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (u) above, or any other action that would prevent Odisei from performing or cause Odisei not to perform its covenants hereunder.

           6.2 NO SOLICITATION. Until the earlier of the Closing or the date of termination of this Agreement pursuant to the provisions of Article IX hereof, neither Odisei nor any of the Security Holders (nor will Odisei nor any of the Security Holders permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than 8x8 and its designees: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of Odisei's business, properties or technologies or any portion of Odisei's capital stock (whether or not outstanding) whether by merger , purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning Odisei's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any part of Odisei's capital stock or assets, (d) enter into any agreement with any person providing for the Share Exchange of all or any significant portion of Odisei (whether by way of merger, purchase of assets, tender offer or otherwise) or (e) solicit, initiate, participate or continue in any negotiation or discussion with respect to any offer or proposal to acquire all, substantially all or a significant portion of the business, properties or technologies or any portion of capital stock of any other entity whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction. In addition to the foregoing, if Odisei or any of the Security Holders receives, prior to the Closing or the termination of this Agreement, any offer, proposal, or request relating to any of the above, Odisei or the Security Holders, as applicable, shall immediately notify 8x8 thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the terms thereof in reasonable detail, and such other information related thereto as 8x8 may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 6.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that 8x8 shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section
6.2 and to enforce specifically the terms and provisions hereof in any court of the United States, France or any state having jurisdiction, this being in addition to any other remedy to which 8x8 may be entitled at law or in equity.


                                   ARTICLE VII

                                    COVENANTS

           7.1 ADVICE OF CHANGES. From and after the date of this Agreement and until the Closing or the earlier termination of this Agreement, each of the parties will promptly advise the other parties in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of that party contained in this Agreement or the Related Agreements, as if made on or as of the date of such event, untrue or incomplete in any material respect, (b) of any event having a Material Adverse Effect with respect to the party and taken as a whole, and (c) of any breach by the party of any covenant or agreement contained in this Agreement or the Related Agreements.

           7.2 CERTAIN DEFAULTS. From and after the date of this Agreement and until the Closing the Security Holders and Odisei will give prompt notice to 8x8 of (a) any notice of default received by Odisei or the Security Holders under any material instrument or agreement to which Odisei is a party or by which Odisei is bound, and (b) any suit, action or proceeding instituted or threatened against or affecting Odisei.

           7.3 SATISFACTION OF CONDITIONS PRECEDENT. Each of the parties will use their best efforts to satisfy or cause to be satisfied all the conditions precedent to the obligations of such other party, and the parties will use their best efforts to cause the transactions contemplated by this Agreement to be consummated.

           7.4 FURTHER ACTIONS. Subject to the terms and conditions of this Agreement, each of the parties hereto (a) will take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Related Agreements, and to ensure that 8x8's rights or Odisei and Security Holders' rights under this Agreement and the Related Agreements continue unimpeded while in effect, and (b) will take, or cause to be taken, no action inconsistent with the terms of this Agreement and the Related Agreements or inconsistent with 8x8's rights or Odisei and Security Holders' rights hereunder or thereunder. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or any of the Related Agreements, (a) 8x8 will cause its proper officers and directors to take all such necessary action, and (b) Odisei and Security Holders will take or cause the proper officers and directors of Odisei, to take all such necessary actions.

           7.5 BOARD OF DIRECTORS. Immediately prior to the Closing, Frederic Artru will resign as Chairman and CEO of Odisei. As soon as practicable after the Closing the shareholders of Odisei shall hold a meeting in which Paul Voois, Keith Barraclough and Frederic Artru shall be appointed as directors of Odisei.

           7.6 TRANSFERS OF STOCK. After the date of execution and prior to the Closing, no Security Holder shall transfer any security of Odisei held by such Security Holder.

           7.7 COOPERATION. Each of the parties hereto will use its reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereto and applicable law. Each of the parties hereto will use its reasonable best efforts to obtain any governmental consents and approvals necessary to consummate the transactions contemplated by this Agreement and to cause both the Closing to occur.

           7.8 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Security Holder further agrees not to make any disposition, including engaging in any hedging transaction (a "DISPOSITION"), with respect to all or any portion of the 8x8 Shares unless and until:

               (a) If the address for the Security Holder shown on Exhibit A is not within the United States, such Disposition is in accordance with Regulation S promulgated under the Securities Act; or

               (b) There is then in effect a registration statement under the Securities Act covering such proposed Disposition and such Disposition is made in accordance with such registration statement; or

               (c) (i) The Security Holder shall have notified the Company of the proposed Disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Disposition, and (ii) if reasonably requested by the Company, the Security Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Disposition will not require registration under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 or Regulation S except in unusual circumstances.

               (d) Additional Diligence. Odisei shall promptly provide to 8x8 and its legal counsel additional diligence materials reasonably requested by May 19, 1999, by 8x8 and its counsel.


                                  ARTICLE VIII

                         CONDITIONS PRECEDENT TO CLOSING

           8.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. None of the parties hereto will be obligated to consummate at the Closing any of the transactions provided for herein if any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States or other Governmental Authority or of any statute, rule, regulation or executive order promulgated or enacted by any United States or other Governmental Authority which is in effect at the Closing restrains, enjoins or otherwise prohibits the consummation of such transaction at the Closing.

           8.2 CONDITIONS TO OBLIGATIONS OF ODISEI AND THE SECURITY HOLDERS. The obligations of Odisei and the Security Holders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Security Holders holding a majority of Odisei Shares on an as-converted basis:

               (a) Representations, Warranties and Covenants. The representations and warranties of 8x8 in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and each of 8x8 shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Share Exchange, which makes the consummation of the Share Exchange illegal.

               (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against 8x8 or Odisei, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Share Exchange or the other transactions contemplated by the terms of this Agreement, that would materially and adversely affect the consummation of the transactions contemplated hereby.

               (d) Option Grants. Concurrently with the Closing, 8x8 shall grant to Frederic Artru, Dominique Pitteloud and Jean-Hugues Robert options to purchase 75,000 shares of 8x8 Common Stock, each pursuant to 8x8's standard option agreement.

               (e) Related Agreements. 8x8 shall have executed each of the Related Agreements to which it is a party.

               (f) Legal Opinions. The Security Holders shall have received an opinion of Wilson Sonsini Goodrich & Rosati and Stibbe Simont Monahan Duhot & Giroux, counsels to 8x8, substantially in the forms attached as Exhibit L hereto.

           8.3 CONDITIONS TO THE OBLIGATIONS OF 8X8. The obligations of 8x8 to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by 8x8:

               (a) Representations, Warranties and Covenants. The representations and warranties of Odisei and the Shareholders (within the meaning of the preamble to Article IV) in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of the Closing and Odisei and the Security Holders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Share Exchange, which makes the consummation of the Share Exchange illegal.

               (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Odisei Material Adverse Effect. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against 8x8 or Odisei, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Share Exchange or the other transactions contemplated by the terms of this Agreement, that would materially and adversely affect the consummation of the transactions contemplated hereby or have a Odisei or 8x8 Material Adverse Effect.

               (d) Related Agreements. Each of the Security Holders shall have executed each of the Related Agreements to which it is a party.

               (e) Third Party Consents. Any and all consents, waivers, assignments and approvals listed in Section 4.6 of the Exceptions Letter shall have been obtained.

               (f) Legal Opinion. 8x8 shall have received a legal opinion from PricewaterhouseCoopers and Ropers, Majeski, Kohn and Bentley, legal counsel to Odisei, substantially in the form of Exhibit K hereto.

               (g) Certificate of Odisei and Security Holders. 8x8 shall have been provided with a certificate executed by the Security Holders and executed on behalf of Odisei by an authorized officer to the effect that, as of the
Closing:

                   (i) all representations and warranties made by Odisei and the Shareholders (within the meaning set forth in the preamble to Article IV) in this Agreement are true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time;

                   (ii) all covenants and obligations of this Agreement to be performed by Odisei on or before such date have been so performed in all material respects; and

                   (iii) the provisions set forth in Articles VI and VII have been satisfied.

               (h) Assignment of Inventions Agreements. All Security Holders, officers, and all present and former development employees and consultants that have been involved in research and development at Odisei have executed and delivered to Odisei an agreement regarding the protection of such proprietary information and the assignment of inventions to Odisei in form and substance reasonably satisfactory to 8x8.


                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVERS

           9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing:

               (a) by mutual consent of 8x8, the Security Holders who own a majority of the Odisei Shares, on an as-converted basis (the "MAJORITY SECURITY HOLDERS") and Odisei;

               (b) by either 8x8 or the Security Holders and Odisei prior to the Closing, if all the conditions to that party's performance at the Closing will not have been satisfied or waived by the close of business on June 12, 1999 other than as a result of a breach of this Agreement by the terminating party;

               (c) by either 8x8 or the Security Holders and Odisei, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the transactions provided for in this Agreement will have been issued and will have become final and nonappealable;

               (d) by the Security Holders and Odisei, if any representations of 8x8 in this Agreement (with such changes as may been made therein in compliance with this Agreement) will be materially false or if 8x8 will have committed a material breach of its obligations under this Agreement and will have failed to cure such breach after reasonable notice thereof (but in any event within ten
(10) days after such notice).

               (e) by 8x8, if any representations of the Security Holders or Odisei in this Agreement (with such changes as may been made therein in compliance with this Agreement) will be materially false or if the Security Holders or Odisei will have committed a material breach of its obligations under this Agreement and will have failed to cure such breach after reasonable notice thereof (but in any event within ten (10) days after such notice).

           9.2 PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement by any party in accordance with Section 9.1, such party shall promptly give written notice thereof to the other parties hereto and this Agreement will terminate and the transactions contemplated hereby will be abandoned without further action by any of the parties hereto, except that
Article XI will survive any such termination.

           9.3 AMENDMENT AND MODIFICATION; WAIVER. Subject to applicable law, this Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of 8x8, the Majority Security Holders and Odisei. No waiver by either party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other or subsequent breach.

                                    ARTICLE X

                                 INDEMNIFICATION


           10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Regardless of any investigation by any party hereto, Odisei's, the Security Holders' and 8x8's representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the first anniversary of the Closing Date, except, subject to 10.4(c) to the extent a Claim Notice (as defined below in Section 10.3) has been submitted prior to such date.

           10.2 INDEMNIFICATION.

                (a) Subject to the terms and conditions of this Article X, the Shareholders agree jointly and severally to indemnify and hold 8x8 and its officers, directors, agents, affiliates and representatives (collectively, the "INDEMNITEES"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, judgments, deficiencies, and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expense of attorneys and accountants and other expenses of litigation), offset or reduced by the amount of any insurance proceeds or tax benefits actually received by 8x8 in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("DAMAGES") resulting from, relating to or in connection with any misrepresentation, breach of representation or warranty or failure to perform any covenant or agreement of Odisei or the Security Holders in this Agreement or any inaccuracy in any schedule or certificate delivered by Odisei or the Security Holders pursuant to this Agreement (without regard to any qualification contained in this Agreement based on materiality or Material Adverse Effect or similar qualification).

                (b) To secure the indemnification obligations of the Shareholders to the Indemnitees, the Indemnification Shares will be deposited into the Escrow Fund with the Escrow Agent in accordance with Section 2.3 hereof and the Escrow Agreement.

                (c) Each Shareholder acknowledges that its indemnification obligations hereunder are solely in his capacity as a former Shareholder or beneficial owner of shares of Odisei, and, accordingly, the indemnification obligations in this Article X shall not entitle any current or former officer, director or employee of Odisei to any indemnification from Odisei pursuant to the Articles of Incorporation, or any agreement with Odisei (notwithstanding any insurance policy).

           10.3 METHOD OF ASSERTING CLAIMS. 8x8 shall give written notice (the "CLAIM NOTICE") to the agent for the Shareholders (the "SHAREHOLDER'S AGENT") as identified in Section 10.5 below, and the Escrow Agent of any claim or event for which 8x8 receives notice or is otherwise known to it which gives rise or may give rise to a claim for indemnification hereunder (an "INDEMNIFIABLE CLAIM") as provided in the Escrow Agreement. The Claim Notice shall be delivered promptly and, in any event, within 30 days after such claim or event becomes known to 8x8.

           10.4 INDEMNIFICATION LIABILITY LIMITATIONS.

                (a) The maximum aggregate liability of the Shareholders for Damages shall be limited to the Maximum Liability Amount (as defined below), except (i) for claims based on fraud and breaches of the representations and warranties contained in Sections 4.2 and 4.4 in which case the Shareholders shall be liable for the total amount of such Damages, and (ii) for breaches of the representations and warranties contained in Section 4.20. The "MAXIMUM LIABILITY AMOUNT" shall mean an amount equal to the product of the number of Indemnification Shares multiplied by the Average Closing Price.

                (b) The Shareholders shall not be liable under this Article VII unless Indemnity Amounts (as determined pursuant to the Escrow Agreement) totaling in excess of $20,000 (the "BASKET AMOUNT") have been determined in which case 8x8 shall be entitled to recover the Indemnity Amounts to the extent the aggregate of the Indemnity Amounts exceed the Basket Amount; provided, however, Indemnity Amounts with respect to (i) claims based on fraud and (ii) breaches of the representations and warranties contained in Sections 4.2 and 4.4 shall be paid without regard to the Basket Amount..

                (c) Nothing in this Article X shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which 8x8 may be entitled as a result of actual fraud or willful misrepresentation or misconduct by Odisei or Security Holders or with respect to breaches of representations and warranties contained in Section 4.19.

           10.5 SECURITY HOLDERS' AGENT OF THE SHAREHOLDERS; POWER OF ATTORNEY.

                (a) At the Closing Frederic Artru shall be constituted and appointed as Shareholders" Agent to serve as agent and attorney-in-fact for each Shareholder for purposes of this Article X only to give and receive notices and communications, to authorize delivery to 8x8 of the Escrow Fund in satisfaction of claims by 8x8, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to the Escrow Agreement and comply with orders of courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders" Agent for the accomplishment of the foregoing. No bond shall be required of the Shareholders" Agent, and the Shareholders" Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders" Agent shall constitute notice to or from each of the Shareholders. If Frederic Artru shall die or otherwise become incapable of fulfilling his obligations as Shareholders" Agent hereunder, a successor Shareholders" Agent shall be appointed by the Majority Shareholders.

                (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall jointly and severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Agent.

                (c) A decision, act, consent or instruction of the Shareholders' Agent with regard to this Article X only shall constitute a decision of all the Shareholders, and shall be final, binding and conclusive upon each of the Shareholders, and the Escrow Agent and 8x8 may rely upon any decision, act, consent or instruction of Shareholders ' Agent as being the decision, act, consent or instruction of each and all of the Shareholders. The Escrow Agent and 8x8 are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders ' Agent.

           10.6 THIRD-PARTY CLAIMS. In the event 8x8 becomes aware of a third-party claim which 8x8 believes may result in a demand against the Escrow Fund, 8x8 shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Shareholders of Odisei shall be entitled, at their expense, to participate in any defense of such claim. 8x8 shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholders' Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount or validity of any claim against the Escrow Fund. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under any provision of this Article X to the amount of any claim by 8x8 against the Escrow Fund with respect to such settlement.


                                   ARTICLE XI

                               GENERAL PROVISIONS

           11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made by or on behalf of any party to this Agreement, all representations and warranties contained in or made in writing by Odisei, the Security Holders or 8x8 pursuant to this Agreement will survive the Closing.

           11.2 EXPENSES; CERTAIN FEES; TAXES. Each of the parties shall be responsible for its own expenses and income, sales and use taxes, including, without limitation the Security Holders' Expenses.

           11.3 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or mailed, either by certified or registered mail with postage prepaid or by national or international overnight courier, or sent by facsimile, as follows:

                     (a)       if to the Security Holders, to;

                               Frederic Artru
                               c/o Odisei S.A.
                               120 Route les Macarons
                               06560 Sophia Antipolis

                               France
                               Facsimile:  011 334 92 94 21 60

                     (b)       if to Odisei, to:
                               120 Route les Macarons
                               06560 Sophia Antipolis
                               France
                               Facsimile:  011 334 92 94 21 60
                               Attn: General Manager


                     with a copy to:

                               Ropers, Majeski, Kohn & Bentley
                               1001 Marshall Street
                               Redwood City, CA  94063
                               Facsimile:  (650) 367-0997
                               Attention:  Francois Laugier, Esq.

                     (c)       if to 8x8, to:
                               2445 Mission College Blvd.
                               Santa Clara, CA 95054
                               Facsimile:  (408) 980-0432
                               Attn:  Chief Executive Officer

                     with a copy to:

                               Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                               Palo Alto, CA  94022
                               Facsimile:  (650) 493-6811
                               Attention:  Jeffrey Herbst, Esq.

or to such other Person or address as either party will specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications will be deemed to have been received (i) if given by personal delivery or by facsimile, on the date of personal delivery or by facsimile or
(ii) if by nationally or internationally recognized overnight courier, on the fourth business day following dispatch.

           11.4 ENTIRE AGREEMENT. This Agreement and the Related Agreements (including the Exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof.

           11.5 BINDING EFFECT, BENEFIT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, executors and legal representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           11.6 ASSIGNABILITY. This Agreement will not be assigned by either party hereto without the prior written consent of the other parties and any attempt to do so will be void.

           11.7 SECTION HEADINGS. The Section headings contained in this Agreement are inserted for reference purposes only and will not affect the meaning or interpretation of this Agreement.

           11.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument.

           11.9 APPLICABLE LAW. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles thereof to the extent that such principles would apply the law of another jurisdiction.

           11.10 SEVERABILITY. In case any provision of this Agreement will be invalid, illegal or unenforceable in any jurisdiction, then as to such jurisdiction only, such provision will to the extent of such prohibition or unenforceability be deemed severed from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

           11.11 NO WAIVER. No waiver of any breach or default hereunder of any party hereto will be deemed a waiver of any default or breach subsequently occurring.

           11.12 REMEDIES NOT EXCLUSIVE. Except as otherwise provided in this Agreement, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No remedy will be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

           11.13 INTERPRETATION. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

           11.14 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

           11.15 DISCLOSURE. 8x8 and Odisei shall issue a public announcement of this transaction in a press release approved by both 8x8 and Odisei. Each party agrees to take reasonable actions to avoid any trading in 8x8 securities by such party's respective officers, directors, employees and agents until the Closing Date or that would be based on material nonpublic information that relates to the proposed Share Exchange or that was learned in the due diligence process.

           11.16 INDEMNIFICATION OF COSTS AND EXPENSES IN THE EVENT OF DISPUTES. If any party to this Agreement brings an action against another party to this Agreement to enforce its rights or to recover damages as a result of a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                             8X8, INC.

                                             By:
                                                ------------------------------
                                             Name:
                                             Title:


                                             ODISEI S.A.


                                             By:
                                                ------------------------------
                                             Name:
                                             Title:


                                             SECURITY HOLDERS

                                             ---------------------------------


                                             By:
                                                ------------------------------
                                             Name: Frederic Artru
                                             Title: Attorney-in-Fact


                                             SHAREHOLDERS' AGENT

                                             ---------------------------------
                                             Print Name


                                             ---------------------------------
                                             Sign Name

                  [SIGNATURE PAGE TO STOCK EXCHANGE AGREEMENT]

                                    EXHIBIT A

               EXHIBIT A-1: ODISEI SHAREHOLDERS AS OF MAY 13, 1999



                                      SHARES OF              CLOSING SHARES       INDEMNIFICATION SHARES     PERCENTAGE INTEREST
NAME AND ADDRESS                    ODISEI OWNED               TO RECEIVE          PLACED IN ESCROW            IN ESCROW FUND
--------------------------------------------------------------------------------------------------------------------------------
Frederic Artru                         187,798                  655,843                   95,345                    33.24

Michel de Guilhermier                   44,699                  158,759                   20,037                     6.99

Philippe Artru                          34,999                  124,307                   15,689                     5.47

Monique Artru                           34,999                  124,307                   15,689                     5.47

Marc Sounigo                            24,900                   99,600                        0                        0

Chirstophe Chausson                     20,000                   71,035                    8,965                     3.13

Renaud Artru                            20,000                   71,035                    8,965                     3.13

Renee Artru                             20,000                   71,035                    8,965                     3.13

Claude Rameau                           16,600                   58,959                    7,441                     2.59

Marie Madeleine Novel                   16,000                   56,828                    7,172                     2.50

Dominique Pitteloud                     75,800                  269,211                   33,979                    11.85

Nicolas Jourdier                        13,300                   47,238                    5,962                     2.08

Hubert Novel                            12,000                   42,621                    5,379                     1.88

Philippe Dewost                          6,000                   21,310                    2,690                     0.94

Stanislas Artru                          5,100                   18,114                    2,286                     0.80

Xavier Artru                             4,000                   14,207                    1,793                     0.63

Raymonde Artru                           4,000                   14,207                    1,793                     0.63

Geraldine Artru                            100                      355                       45                     0.02

Sophie Artru                               100                      355                       45                     0.02

Phac le Tuan                            11,900                   42,266                    5,334                     1.86

Pierre Opman                            33,200                  117,918                   14,882                     5.19

Nathalie Artru                          21,100                   74,942                    9,458                     3.30

Bianca Finance                          33,200                  117,918                   14,882                     5.19

Totals:                                716,994                2,559,976                  286,798                   100.00

                                    EXHIBIT A

         EXHIBIT A-2: BSCPCE HOLDERS WHO WILL EXERCISE PRIOR TO CLOSING



                                                                                NUMBER OF
                                  NUMBER OF                                   ODISEI SHARES
                               BSCPE HELD AS OF        NUMBER OF BSCPE           OWNED AT            CLOSING SHARES
  NAME AND ADDRESS               MAY 18, 1999        HELD AFTER EXERCISE         CLOSING               TO RECEIVE
-------------------------------------------------------------------------------------------------------------------
Sylvie Sauret                        5,500                  1,833                  3,667                 14,668

Jean-Hugues Robert                  31,500                 10,500                 21,000                 84,000

Pascal Jacob                        15,300                  5,100                 10,200                 40,800

Marc Petit-Huguenin                 15,000                  5,000                 10,000                 40,000

Kris Hasenjager                     10,000                  3,333                  6,667                 26,668

Vincent Figari                      14,000                  4,667                  9,333                 37,332

Philippe Boyer                       5,000                  1,667                  3,333                 13,332

Nicolas Gironi                       5,000                  1,667                  3,333                 13,332

Olivier Chicha                      11,500                  3,833                  7,667                 30,668

Isabelle Dalmasso                    3,000                  1,000                  2,000                  8,000

Totals:                            115,800                 38,600                 77,200                308,800

                      LOAN AND STOCK RESTRICTION AGREEMENT



           THIS AGREEMENT is made this 18th day of May, 1999, between, 8x8, Inc., a Delaware corporation ("8x8") and each of the persons set forth on Exhibit A hereto (the "Shareholders").

           WHEREAS the Shareholders are employees of Odisei S.A. ("Odisei") whose continued affiliation with Odisei is considered to be important for Odisei's continued growth;

           WHEREAS Shareholder holds Bons de Souscription de Paris de Createurs d'Enterprise ("BSPCE") to purchase the number of shares of Odisei capital stock set forth in column 2 next to their names on Exhibit A;

           WHEREAS, 8x8 entered into that certain Stock Exchange Agreement, dated as of May 13, 1999 (the "Share Exchange Agreement") with the shareholders of Odisei pursuant to which 8x8 is exchanging shares of its Common Stock for all but six shares of Odisei stock; and

           WHEREAS, in connection with the transactions contemplated by the Share Exchange Agreement, prior to the closing of the Share Exchange Agreement, 8x8 has agreed to loan to each Shareholder such amounts as set forth in column 5 next to such Shareholders' name on Exhibit A (the "Loan Amounts") to exercise the number of the BSPCE (the "BSPCE Exercise") set forth in column 3 of Exhibit A such that Shareholder will be a party to the Share Exchange Agreement and will receive such number of shares of 8x8 Common Stock pursuant to the Share Exchange Amount (the "Shares") as set forth on Exhibit B hereto; and

           WHEREAS, in consideration of the Loan and as an inducement by Shareholder to 8x8 to enter into the transactions contemplated by the Share Exchange Agreement, and in order for 8x8 to provide an incentive for Shareholder to participate in the affairs of 8x8, Shareholder has agreed to enter grant to 8x8 repurchase rights over the 8x8 Shares.

           THEREFORE, the parties agree as follows:

           1. THE LOAN. 8x8 hereby agrees to provide a loan (the "Loan") in the aggregate principal amount equal to the Loan Amount to each Shareholder on the date hereof. The Loan Amounts shall be delivered directly to Odisei on behalf of each Shareholder in connection with the BSPCE Exercise. The Loan shall be evidenced by a form of a promissory note (the "Note") attached hereto as Exhibit A and shall be subject to the terms and conditions contained herein. Each Shareholder shall repay the obligations evidenced by the Note in accordance with the terms of the Note.

           2. 8X8'S REPURCHASE OPTION. 8x8 has the option to repurchase all or a portion of the "Unvested Shares" (as defined below) on the terms and conditions set forth in this Section (the "Repurchase Option") if Shareholder ceases to be employed by Odisei for any reason, or no reason.

              (a) Unvested and Vested Shares. As used in this Agreement, "Vesting Commencement Date" with respect to a Shareholder shall mean the date set forth in column 3 of

Exhibit B next to such Shareholder's name. All of the Shares of each of the Shareholders were Unvested Shares as of the applicable Vesting Commencement Date. Thereafter, for so long (and only for so long) as a Shareholder remains continuously employed by Odisei at all times, 1/3 of the Unvested Shares will become Vested Shares on the one-year anniversary of the Vesting Commencement Date and 1/36 of the Shares shall become Vested Shares upon the expiration of each full month elapsed after the one year anniversary of the Vesting Commencement Date. No Shares will become Vested Shares after the date of termination of employment (the "Termination Date").

              (b) Adjustments. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Common Stock of 8x8 occurring after the Effective Date.

              (c) Exercise of Repurchase Option. At any time within ninety (90) days after the date a Shareholder's employment with Odisei is terminated for any reason (the "Termination Date"), 8x8 may elect, or designate any third party, to repurchase any or all of the Unvested Shares by giving such Shareholder written notice of exercise of the Repurchase Option. 8x8 and/or its designee(s) will then have the option to repurchase from such Shareholder (or from such Shareholder's personal representative as the case may be) any or all of the Unvested Shares at a repurchase price per share (the "Repurchase Price") equal to Shareholder's French tax liability (the "Tax Liability"), which is set forth on Exhibit C hereto, assessed in connection with the exchange of Odisei shares for 8x8 Shares pursuant to the Exchange Agreement. Shareholder shall provide 8x8 with evidence reasonably satisfactory to 8x8 of the amount of the Tax Liability as soon as practicable after available. If no such evidence is available upon expiration of the Repurchase Period, as defined in Section 2(d) below, such Repurchase Period shall automatically be extended until 30 days after receipt of such evidence

              (d) Payment of Repurchase Price. The Repurchase Price payable to purchase Unvested Shares upon exercise of the Repurchase Option will be payable, at the option of 8x8 or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Shareholder to 8x8 (or to such assignee) or by any combination thereof. The repurchase price will be paid without interest within ninety (90) days after the Termination Date (the "Repurchase Period"). Upon tender of the Repurchase Price, the Unvested Shares shall be deemed repurchased and all rights of Shareholder as a shareholder shall cease.

           3. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

              (a) LEGENDS. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

                     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO 8x8 THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN 8x8 AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF 8x8."

              (b) STOP-TRANSFER NOTICES. Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, 8x8 may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if 8x8 transfers its own securities, it may make appropriate notations to the same effect in its own records.

              (c) REFUSAL TO TRANSFER. 8x8 shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

           4. MISCELLANEOUS.

              (a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

              (b) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Shareholder at his address shown on Odisei's employment records and to 8x8 at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

              (c) 8x8 may assign its rights and delegate its duties under this Agreement. This Agreement shall inure to the benefit of the successors and assigns of 8x8 and, subject to the restrictions on transfer herein set forth, be binding upon Shareholder, his heirs, executors, administrators, successors and assigns.

              (d) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by Shareholder, may only be modified or amended in writing signed by both parties and satisfies all of 8x8's obligations to Shareholder with regard to the issuance or sale of securities.

           5. GOVERNING LAW. This Agreement shall be governed and construed by the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                             ODISEI


                                             8X8, INC.,
                                             a Delaware corporation


                                             By:
                                                ------------------------------

                                             Name:
                                                  ----------------------------

                                             Title:
                                                   ---------------------------


                                             SHAREHOLDER


                                             ---------------------------------
                                             Name:
                                             Address:

                                    EXHIBIT A


                                                                                                                           BSPCE
                                                                                                                           BSPCE
                                           NUMBER OF                                                                     REMAINING
                           TOTAL BSPCE      BSPCE TO       EXERCISE PRICE PER                                              AFTER
      NAME                   HOLDINGS       EXERCISE             SHARE                           LOAN AMOUNT              EXERCISE
--------------------       -----------     ---------      --------------------        ------------------------------     ---------
Sylvie Sauret                  5,500          3,667       U.S. $ .9814/FF 6.03        U.S. $   3,598.84/FF 22,112.01       1,833
Jean Hugues Robert            31,500         21,000       U.S. $ .9814/FF 6.03        U.S. $ 20,609.68/FF 126,630.00      10,500
Pascal Jacob                  15,300         10,200       U.S. $ .9814/FF 6.03        U.S. $  10,010.42/FF 61,506.00       5,100
Marc Petit-Huguenin           15,000         10,000       U.S. $ .9814/FF 6.03        U.S. $   9,814.13/FF 60,300.00       5,000
Kris Hasenjager               10,000          6,667       U.S. $ .9814/FF 6.03        U.S. $   6,543.08/FF 40,202.01       3,333
Vincent Figari                14,000          9,333       U.S. $ .9814/FF 6.03        U.S. $   9,159.53/FF 56,277.99       4,667
Philippe Boyer                 5,000          3,333       U.S. $ .9814/FF 6.03        U.S. $   3,271.05/FF 20,097.99       1,667
Nicolas Gironi                 5,000          3,333       U.S. $ .9814/FF 6.03        U.S. $   3,271.05/FF 20,097.99       1,667
Olivier Chicha                11,500          7,667       U.S. $ .9814/FF 6.03        U.S. $   7,524.50/FF 46,232.01       3,833
Isabelle Dalmasso              3,000          2,000       U.S. $ .9814/FF 6.03        U.S. $   1,962.83/FF 12,060.00       1,000

                                   EXHIBIT B



                                         8X8 SHARES               VESTING
     NAME                               AFTER EXCHANGE        COMMENCEMENT DATE
-------------------                     --------------        -----------------
Sylvie Sauret                              14,668                 4/29/98
Jean Hugues Robert                         84,000                 2/10/98
Pascal Jacob                               40,800                 4/21/98
Marc Petit-Huguenin                        40,000                  6/3/98
Kris Hasenjager                            26,668                 7/27/98
Vincent Figari                             37,332                 7/15/98
Philippe Boyer                             13,332                 7/15/98
Nicolas Gironi                             13,332                  7/6/98
Olivier Chicha                             30,668                 7/15/98
Isabelle Dalmasso                           8,000                12/21/98

                                    EXHIBIT C

                                  Tax Liability




                            NAME                          TAX LIABILITY PER SHARE
                      -------------------                 -----------------------
                      Sylvie Sauret                              $   1.78
                      Jean Hugues Robert                         $   1.78
                      Pascal Jacob                               $   1.78
                      Marc Petit-Huguenin                        $   1.78
                      Kris Hasenjager                            $   1.78
                      Vincent Figari                             $   1.78
                      Philippe Boyer                             $   1.78
                      Nicolas Gironi                             $   1.78
                      Olivier Chicha                             $   1.78
                      Isabelle Dalmasso                          $   1.78

                                CONSENT OF SPOUSE



           I, ____________, spouse of _____, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to receive a loan to exercise the BSCPE, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of France or similar laws relating to marital property in effect in the jurisdiction of our residence as of the date of the signing of the foregoing Agreement.

           Dated:                 , 1999.
                  ---------------


           ----------------------------
           Print Name


           -----------------------------
           Sign Name

                                      NOTE



            U.S.$__________                                    Santa Clara, CA
                                                               May 24, 1999



           FOR VALUE RECEIVED, _____________ ("Maker"), promises to pay to 8x8, Inc., a Delaware corporation (the "Company"), the principal sum of U.S.$________ in the manner hereafter provided.

           SECTION 1. PAYMENTS AND SECURITY.

           This Note shall bear interest at 4.99% per annum, compounded annually. Principal and accrued but unpaid interest (the "Outstanding Amount") shall be payable in full on November 24, 2000 (the "Maturity Date"). This Note may be prepaid by Maker at any time without penalty, and if this Note has been prepaid prior to May 24, 2000, no interest shall have accrued.

           The Outstanding Amount shall accelerate and be immediately due and payable as follows:

              (a) Upon termination of Maker's employment with Odisei S.A. ("Odisei") for any reason or no reason by Maker if S-3 effective or by Odisei.

              (b) Upon an Event of Default which has not been cured as provided in Section 2.

           SECTION 2. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

              (a) A default in the payment of the principal on any Note, when and as the same shall became due and payable.

              (b) A breach of an obligation of Maker contained in the Loan and Stock Restriction Agreement, dated May 24, 1999, between the Company and Maker.

           Notwithstanding anything in the foregoing to the contrary, Maker shall have fifteen (15) days after written notice to cure a default under this
Section 2.

           SECTION 3. REMEDIES UPON DEFAULT.

              (a) Upon the occurrence of an Event of Default referred to in above, the principal amount then outstanding of this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company.

              (b) The Company may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of Maker, and in connection with any such action or proceeding shall be entitled to receive from Maker payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

           SECTION 4. TRANSFER. This Note may be transferred only upon the written consent of the Company and Maker.

           SECTION 5. MISCELLANEOUS.

              (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given,:

                  (i) if to the Company, at its address at 2445 Mission College Blvd.;

                  (ii) if to Maker, at its address at______________________; or

                  (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5(a).

           Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 5(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5(a) shall be deemed given at the time of receipt thereof.

              (b) Upon receipt of evidence satisfactory to Maker of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), Maker shall execute and deliver to the Company a new Note of like date, tenor, and denomination.

              (c) This Note may be amended only by a written instrument executed by the Company and Maker hereof. Any amendment shall be endorsed upon this Note, and all future parties shall be bound thereby. All references to the Company herein shall be deemed to include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Company shall be binding upon its successors and assigns, whether so expressed or not.

              (d) This Note shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to principles governing conflicts of law.

              (e) If, after maturity, this Note is placed in the hands of an attorney for collection or if it is collected through judicial, probate, bankruptcy, or receivership proceedings, an additional reasonable amount shall be paid for attorneys' fees.

           IN WITNESS WHEREOF, Maker executed this Note on May ___, 1999.




                                             ---------------------------------
                                             Print Name



                                             ---------------------------------
                                             Sign Name







                       [Signature Page to Promissory Note]

                            NONCOMPETITION AGREEMENT



           This Noncompetition Agreement (the "Agreement") is entered into on May 24, 1999, by and between 8x8, Inc., a Delaware corporation ("8x8") and Frederic Artru ("Shareholder"), a shareholder of Odisei, S.A. ("Odisei"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Exchange Agreement (the "Share Exchange Agreement") dated as of May 13, 1999, among 8x8, Odisei and the Security Holders named therein.

                                   BACKGROUND

           A. The Share Exchange Agreement provides for the exchange (the "Share Exchange") by the holders of all but six of the outstanding shares of capital stock of Odisei for shares of Common Stock of 8x8 ("8x8 Shares").

           B. Shareholder is receiving a significant number of 8x8 Shares pursuant to the terms of the Share Exchange Agreement and Shareholder acknowledges that a portion of the consideration paid by 8x8 in connection with the Share Exchange is based on Shareholder entering into and performing the obligations of this Agreement.

           C. As a condition to the Share Exchange and to preserve the value and goodwill of Odisei after it is acquired by 8x8, the Share Exchange Agreement contemplates, among other things, that Shareholder enter into this Agreement and that this Agreement become effective upon the closing of the Share Exchange (the "Effective Date").


           NOW, THEREFORE, in consideration of the mutual promises made herein, 8x8 and Shareholder (collectively referred to as the "Parties") hereby agree as follows:

           1. Covenant Not to Compete.

              (a) Shareholder agrees that until the third anniversary of the Effective Date, Shareholder will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have a ownership interest in, or participate in the financing, operation, management or control of, any person, division of a firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory," as such terms are defined below. It is agreed that ownership of (i) no more than 1% of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Shareholder as of the date hereof, will not constitute a violation of this provision.

                  (i) As used in this Agreement:

                      (1) "Restricted Business" means any business that is primarily engaged in or (to Shareholder's knowledge after due inquiry) preparing to engage in the design, production, marketing, sale, servicing or distribution of products or services of a type sold, reasonably anticipated to be sold, or competitive with any product or service of Odisei, or the providing of consulting services therefor.

                      (2) "Restricted Territory" means any location in which Odisei or 8x8 sells, markets, distributes or has distributed products or services, or any location in which Odisei or 8x8 plans to sell, market, distribute or has distributed products or services.

                     (b) In addition, until the third anniversary of the Effective Date, Shareholder agrees not to undertake any employment or activity competitive with the Company's business in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on Shareholder to reveal, to make judgments on, or otherwise to use any confidential business information or trade secrets of the Company's business to which Shareholder had access by reason of the Company's business.


           2. Non-Solicitation Covenant. Shareholder agrees that, for a period of five years after the Closing of the Share Exchange Agreement, if Shareholder is terminated (with or without cause) or voluntarily terminates his employment with Odisei or 8x8, Shareholder will not:

              (a) solicit, encourage, or take any other action which is intended to induce any key employee of Company or 8x8 to terminate his employment with Company or 8x8, or

              (b) interfere in any manner with the contractual or employment relationship between Company or 8x8 and any such employee of Company or 8x8.

           3. Scope. The parties acknowledge that the market for broadband communications and telephony semiconductors, software and systems is worldwide, and that, in this market, products and services from any nation compete with products from all other nations. Accordingly, in order to secure to 8x8 the benefits of the Share Exchange Agreement, the parties agree that the provisions of Sections 1 and 2 will apply to each of the states and counties of the United States, including each county in California, to France and to each nation worldwide.

           4. Reasonableness of Restrictions. The covenants contained in Sections 1 and 2 shall be construed as a series of separate covenants, one for each county, city, state and country of any geographic area of the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

           5. Equitable Remedy. Shareholder agrees that it would be impossible or inadequate to measure and calculate 8x8's damages from any breach of the covenants set forth in this Sections 1 and 2. Accordingly, Shareholder agrees that if he breaches any provision of Sections 1 or 2, 8x8 will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

           6. Arbitration and Equitable Relief.

              (a) Except as provided in Section 6(c) below, 8x8 and Executive agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to the extent permitted by law to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

              (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

              (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

              (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 6, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN
SECTION 6(c) AND ONLY TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

           7. Miscellaneous.

              (a) Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California without regard to the conflict of laws principles of California.

              (b) Amendments. This Agreement may not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

              (c) Notices. Any notice, consent or other communication under this Agreement will be in writing and will be delivered personally, telexed, sent by facsimile transmission or overnight courier (regularly providing proof of delivery) or sent by registered, certified, or express mail and will be deemed given when so delivered personally, telexed, sent by facsimile transmission or overnight courier, or if mailed, two days after the date of deposit in the United States mail as follows: to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

                  To 8x8                      8x8, Inc.
                                              2445 Mission College Boulevard
                                              Santa Clara, CA 95054
                                              Fax:  (408) 727-4539


                  To Shareholder              335 Route De St. Mathieu
                                              06130 Grasse
                                              France
                                              011-334-92-94-68-31


              (d) Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the provisions hereof, the prevailing party will be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

              (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

              (f) Entire Agreement. This Agreement will supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in these agreements have been made or entered into by either party with respect to the relevant matter hereof.

              (g) Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                             8X8, INC.
                                             a Delaware corporation


                                             By:
                                                ------------------------------

                                             Name:
                                                  ----------------------------

                                             Title:
                                                   ---------------------------


                                             SHAREHOLDER


                                             ---------------------------------
                                             Print Name


                                             ---------------------------------
                                             Sign Name

                            NONCOMPETITION AGREEMENT


           This Noncompetition Agreement (the "Agreement") is entered into on May 24, 1999, by and between 8x8, Inc., a Delaware corporation ("8x8") and Dominique Pitteloud ("Executive"), a Executive of 8x8. ("Odisei"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Exchange Agreement (the "Share Exchange Agreement") dated as of May 13, 1999, among 8x8, Odisei and the Security Holders named therein.

                                   BACKGROUND

           A. The Share Exchange Agreement provides for the exchange (the "Share Exchange") by the holders of all but six of the outstanding shares of capital stock of Odisei for shares of Common Stock of 8x8 ("8x8 Shares").

           B. Executive is receiving a significant number of options for 8x8 Shares pursuant to the terms of the Share Exchange Agreement and Executive acknowledges that a portion of the consideration paid by 8x8 in connection with the Share Exchange is based on Executive entering into and performing the obligations of this Agreement.

           C. As a condition to the Share Exchange and to preserve the value and goodwill of Odisei after it is acquired by 8x8, the Share Exchange Agreement contemplates, among other things, that Executive enter into this Agreement and that this Agreement become effective upon the closing of the Share Exchange (the "Effective Date").

           D. Concurrently with the execution of this Agreement, Executive is entering into an employment agreement with Odisei.

           NOW, THEREFORE, in consideration of the mutual promises made herein, 8x8 and Executive (collectively referred to as the "Parties") hereby agree as follows:

           1. Covenant Not to Compete.

              (a) Executive agrees that until the third anniversary of the Effective Date, Executive will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have a ownership interest in, or participate in the financing, operation, management or control of, any person, the division of a firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory," as such terms are defined below. It is agreed that ownership of (i) no more than 1% of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Executive as of the date hereof, will not constitute a violation of this provision.

                  (i) As used in this Agreement:

                      (1) "Restricted Business" means any business that is engaged in or (to Executive's knowledge after due inquiry) preparing to engage in the design, production, marketing, sale, servicing or distribution of products or services of a type sold, reasonably anticipated to be sold, or competitive with any product or service of Odisei or the providing of consulting services therefor.

                      (2) "Restricted Territory" means any location in which 8x8 sells, markets, distributes or has distributed products or services, or any location in which 8x8 plans to sell, market, distribute or has distributed products or services.

              (b) In addition, until the third anniversary of the Effective Date, Shareholder agrees not to undertake any employment or activity competitive with the Company's business in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on Shareholder to reveal, to make judgments on, or otherwise to use any confidential business information or trade secrets of the Company's business to which Shareholder had access by reason of the Company's business.

           2. Non-Solicitation Covenant. Executive agrees that, for a period of five years after the Closing of the Share Exchange Agreement, if Executive is terminated (with or without cause) or voluntarily terminates his employment with 8x8, Executive will not:

              (a) solicit, encourage, or take any other action which is intended to induce any key employee of Company or 8x8 to terminate his employment with Company or 8x8, or

              (b) interfere in any manner with the contractual or employment relationship between Company or 8x8 and any such employee of Company or 8x8.

           3. Scope. The parties acknowledge that the market for broadband communications and telephony semiconductors, software and systems is worldwide, and that, in this market, products and services from any nation compete with products from all other nations. Accordingly, in order to secure to 8x8 the benefits of the Share Exchange Agreement, the parties agree that the provisions of Sections 1 and 2 will apply to each of the states and counties of the United States, including each county in California, to France and to each nation worldwide.

           4. Reasonableness of Restrictions. The covenants contained in Sections 1 and 2 shall be construed as a series of separate covenants, one for each county, city, state and country of any geographic area of the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

           5. Equitable Remedy. Executive agrees that it would be impossible or inadequate to measure and calculate 8x8's damages from any breach of the covenants set forth in this Sections 1 and 2. Accordingly, Executive agrees that if he breaches any provision of Sections 1 or 2, 8x8 will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

           6. Arbitration and Equitable Relief.

              (a) Except as provided in Section 6(c) below, 8x8 and Executive agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to the extent permitted by law to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

              (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

              (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

              (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 6, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN
SECTION 6(c) AND ONLY TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

           7.   Miscellaneous.

              (a) Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California without regard to the conflict of laws principles of California.

              (b) Amendments. This Agreement may not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

              (c) Notices. Any notice, consent or other communication under this Agreement will be in writing and will be delivered personally, telexed, sent by facsimile transmission or overnight courier (regularly providing proof of delivery) or sent by registered, certified, or express mail and will be deemed given when so delivered personally, telexed, sent by facsimile transmission or overnight courier, or if mailed, two days after the date of deposit in the United States mail as follows: to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

                  To 8x8                    8x8, Inc.
                                            2445 Mission College Boulevard
                                            Santa Clara, CA 95054
                                            Fax:  (408) 727-4539

                  To Executive              Dominique Pitteloud
                                            917 Sycamore Dr.
                                            Palo Alto, CA 94303
                                            Fax:  (650) 812-0522

              (d) Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the provisions hereof, the prevailing party will be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

              (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

              (f) Entire Agreement. This Agreement will supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in these agreements have been made or entered into by either party with respect to the relevant matter hereof.

              (g) Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                             8X8, INC.
                                             a Delaware corporation


                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------


                                             EXECUTIVE


                                             ----------------------------------
                                             Print Name


                                             ----------------------------------
                                             Sign Name

                            NONCOMPETITION AGREEMENT

           This Noncompetition Agreement (the "Agreement") is entered into on May 24, 1999, by and between 8x8, Inc., a Delaware corporation ("8x8") and Jean Hugues-Robert ("Shareholder"), a Shareholder of Odisei, ("Odisei"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Exchange Agreement (the "Share Exchange Agreement") dated as of May 13, 1999, among 8x8, Odisei and the Security Holders named therein.

                                   BACKGROUND

           A. The Share Exchange Agreement provides for the exchange (the "Share Exchange") by the holders of all but six of the outstanding shares of capital stock of Odisei for shares of Common Stock of 8x8 ("8x8 Shares").

           B. Shareholder is receiving a significant number of 8x8 Shares pursuant to the terms of the Share Exchange Agreement and Shareholder acknowledges that a portion of the consideration paid by 8x8 in connection with the Share Exchange is based on Shareholder entering into and performing the obligations of this Agreement.

           C. As a condition to the Share Exchange and to preserve the value and goodwill of Odisei after it is acquired by 8x8, the Share Exchange Agreement contemplates, among other things, that Shareholder enter into this Agreement and that this Agreement become effective upon the closing of the Share Exchange (the "Effective Date").

           NOW, THEREFORE, in consideration of the mutual promises made herein, 8x8 and Shareholder (collectively referred to as the "Parties") hereby agree as follows:

           1. Covenant Not to Compete.

              (a) Shareholder agrees that until the third anniversary of the Effective Date, Shareholder will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have a ownership interest in, or participate in the financing, operation, management or control of, any person, a division of a firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory," as such terms are defined below. It is agreed that ownership of (i) no more than 1% of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Shareholder as of the date hereof, will not constitute a violation of this provision.

                  (i) As used in this Agreement:

                      (1) "Restricted Business" means any business that is primarily engaged in or (to Shareholder's knowledge after due inquiry) preparing to engage in the design, production, marketing, sale, servicing or distribution of products or services of a type sold, reasonably anticipated to be sold, or competitive with any product or service of Odisei, or the providing of consulting services therefor.

                      (2) "Restricted Territory" means any location in which 8x8 sells, markets, distributes or has distributed products or services, or any location in which 8x8 plans to sell, market, distribute or has distributed products or services.

                     (b) In addition, until the third anniversary of the Effective Date, Shareholder agrees not to undertake any employment or activity competitive with the Company's business in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on Shareholder to reveal, to make judgments on, or otherwise to use any confidential business information or trade secrets of the Company's business to which Shareholder had access by reason of the Company's business.


           2. Non-Solicitation Covenant. Shareholder agrees that, for a period of five years after the Closing of the Share Exchange Agreement, if Shareholder is terminated (with or without cause) or voluntarily terminates his employment with Odisei or 8x8, Shareholder will not:

              (a) solicit, encourage, or take any other action which is intended to induce any key employee of Company or 8x8 to terminate his employment with Company or 8x8, or

              (b) interfere in any manner with the contractual or employment relationship between Company or 8x8 and any such employee of Company or 8x8.

           3. Scope. The parties acknowledge that the market for broadband communications and telephony semiconductors, software and systems is worldwide, and that, in this market, products and services from any nation compete with products from all other nations. Accordingly, in order to secure to 8x8 the benefits of the Share Exchange Agreement, the parties agree that the provisions of Sections 1 and 2 will apply to each of the states and counties of the United States, including each county in California, to France and to each nation worldwide.

           4. Reasonableness of Restrictions. The covenants contained in Sections 1 and 2 shall be construed as a series of separate covenants, one for each county, city, state and country of any geographic area of the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

           5. Equitable Remedy. Shareholder agrees that it would be impossible or inadequate to measure and calculate 8x8's damages from any breach of the covenants set forth in this Sections 1 and 2. Accordingly, Shareholder agrees that if he breaches any provision of Sections 1 or 2, 8x8 will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

           6. Arbitration and Equitable Relief.

              (a) Except as provided in Section 6(c) below, 8x8 and Shareholder agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to the extent permitted by law to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

              (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Shareholder hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

              (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

              (d) SHAREHOLDER HAS READ AND UNDERSTANDS SECTION 6, WHICH DISCUSSES ARBITRATION. SHAREHOLDER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, SHAREHOLDER AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 6(c) AND ONLY TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF SHAREHOLDER'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

           7. Miscellaneous.

              (a) Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California without regard to the conflict of laws principles of California.

              (b) Amendments. This Agreement may not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

              (c) Notices. Any notice, consent or other communication under this Agreement will be in writing and will be delivered personally, telexed, sent by facsimile transmission or overnight courier (regularly providing proof of delivery) or sent by registered, certified, or express mail and will be deemed given when so delivered personally, telexed, sent by facsimile transmission or overnight courier, or if mailed, two days after the date of deposit in the United States mail as follows: to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

                  To 8x8                     8x8, Inc.
                                             2445 Mission College Boulevard
                                             Santa Clara, CA 95054
                                             Fax:  (408) 727-4539

                  To Shareholder             3169 Marcel Pagnol,
                                             06610 La Gaude,
                                             France
                                             Fax:  011-334-92-94-68-31

              (d) Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the provisions hereof, the prevailing party will be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

              (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

              (f) Entire Agreement. This Agreement will supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in these agreements have been made or entered into by either party with respect to the relevant matter hereof.

              (g) Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                             8X8, INC.
                                             a Delaware corporation


                                             By:
                                                ------------------------------

                                             Name:
                                                  ----------------------------

                                             Title:
                                                   ---------------------------


                                             SHAREHOLDER


                                             ---------------------------------
                                             Print Name


                                             ---------------------------------
                                             Sign Name

                              EMPLOYMENT AGREEMENT


BETWEEN


ODISEI, a French company having its registered office at 120, Route des Macarons, 06560 Sophia Antipolis, hereafter referred to as the "Company", represented by Mr. Frederic Artru,

                                                         PARTY OF THE FIRST PART

AND


MR. JEAN-HUGUES ROBERT, a French citizen, social security no. 1 65 12 30 189 209 65, residing at 3169 Marcel Pagnol, 06610 La Gaude, hereafter referred to as the "Executive",

                                                        PARTY OF THE SECOND PART



                                    RECITALS

The Company, 8x8 and the other parties thereto have entered into a Stock Exchange Agreement dated as of May 13, 1999 (the "Exchange Agreement"), pursuant to which 8x8 purchased all but six shares of the outstanding capital stock of the Company, and which required, among other things, that Executive enter into this Agreement.

Executive has been employed as an employee of Company.

The Executive is an executive of the Company and has been actively involved in the development and marketing of the Company's business. 8x8 intends to continue the business of the Company after the acquisition by 8x8 of the Company. To preserve and protect the assets of the Company, including the Company's goodwill and business interests of which the Executive has, and will have, in his role as an employee of the Company, Executive has agreed to enter into this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                    ARTICLE 1

                                   EMPLOYMENT

(a) This Agreement will become effective as of May 24, 1999.

(b) This Agreement is governed by French law and the national collective agreement applicable to the Company, which is currently the agreement for "Bureaux d'Etudes Techniques" (hereafter the "Collective Agreement").

(c) The Company agrees that Executive will be employed as Vice-President Engineering (Directeur Technique), category cadre, coefficient 270, position 3-3.

Executive's length of service for all purposes will be computed as from February 10, 1998, date on which Executive was hired by the Company.


                                    ARTICLE 2

                                      TERM

This Agreement is entered into for an indefinite term. Either of the parties may terminate this Agreement in accordance with terms set forth by law and the Collective Agreement, with an advance notice of three months except in case of serious or egregious wrongdoing (faute grave ou lourde).


                                    ARTICLE 3

                                     DUTIES

Executive agrees to perform such reasonable responsibilities and duties as may be required of him by the Company consistent with his position as Vice President, Engineering of the Company. In particular, Executive shall be responsible for the management of the Company's team of engineers, whom he shall hire, manage, control and supervise. Executive shall also be responsible for any inventive mission which may be reasonably assigned to him from time to time.

Executive shall carry out his duties and responsibilities as Vice President, Engineering of the Company in a diligent and competent manner and will devote all of his business time, attention and energy thereto.

Executive shall report to the General Manager of the Company and to any relevant executive of 8x8.


                                    ARTICLE 4

                            PLACE OF WORK - MOBILITY

(a) Executive shall perform his duties mainly at the main office of the Company. Executive agrees that he may be required to travel on a regular basis, in France or abroad, depending on job requirements.

(b) It is agreed that the Company may modify Executive's place of work within the borders of France depending upon its business or managerial needs, without such modification being considered as a change in the employment agreement.

(c) If required by 8x8 in consideration of its business or managerial needs, Executive shall relocate to one of 8x8's offices in the United States, without such modification being considered as a change in the employment agreement. Executive agrees that, in such a case, he shall become an employee of 8x8 pursuant to an employment agreement substantially similar to this Agreement. 8x8 will adjust Executive's title and salary commensurate with other 8x8 employees in the same facilities with similar job descriptions and qualifications.

The Company shall inform Executive of such relocation a reasonable time before its date of effect. Executive's relocation expenses shall be reimbursed by the Company or 8x8 according to the Collective Agreement and 8x8's standard relocation policy. In the event this Agreement is terminated by the Company other than for serious or egregious wrongdoing, 8x8 will reimburse Executive for reasonable relocation expenses back to France provided such relocation occurs within 30 days after termination.


                                    ARTICLE 5

                                  WORKING TIME

Given the broad responsibilities and the degree of initiative entrusted to him, Executive is not held to perform a specific number of working hours, but must devote the time necessary to the proper exercise of his duties.


                                    ARTICLE 6

                                  REMUNERATION


Executive shall receive a gross annual salary amounting to FF 720.000 payable in twelve installments. This base salary, together with any increases in such compensation that the Company may, in its sole discretion, decide from time to time, is referred to in this Agreement as the Executive's "Base Compensation."

Given the nature of Executive's duties and responsibilities within the Company, it is expressly agreed that Executive's Base Compensation is an overall and all-inclusive amount, independent of the working hours actually spent by Executive for the performance of his duties and including any compensation for overtime.

Executive agrees that any decision regarding the possible grant of bonuses, the adoption, modification or termination of any bonus plan or the determination of goals and objectives pursuant to such plan will be made in the sole discretion of the Company, considering that only his Base Compensation constitute a material provision of this Agreement.

                                    ARTICLE 7

                                 FRINGE BENEFITS

During Executive's employment with the Company, Executive shall be permitted to participate in any group life, medical, hospitalization, dental, disability and retirement plans of the Company, to the extent that Executive is eligible under the provisions of such plans, and in any other plans and benefits, if any, generally maintained by the Company for executives of the stature and rank of Executive during Executive's employment with the Company, each in accordance with the terms and conditions of such plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.


                                    ARTICLE 8

                              PROFESSIONAL EXPENSES

Executive is entitled to reimbursement of professional expenses actually incurred for the performance of his duties upon presentation of the appropriate receipts and in accordance with the Company's policies.


                                    ARTICLE 9

                                 PAID VACATIONS

Executive is entitled to paid vacations under the terms provided for by applicable legislation and the Collective Agreement.

The reference period for paid vacations runs from June 1 to May 31 of the following year. The paid vacation dates are to be agreed between the Company and Executive, taking into account the contingencies of the activity.


                                   ARTICLE 10

                         PATENTS - INTELLECTUAL PROPERTY

The Executive shall promptly disclose to the Company any invention, discovery, development or improvement which can be the subject of patent rights or intellectual property rights (hereafter an "Invention") of which he is the author or co-author, with all documents necessary for its understanding.

The attribution or transfer of industrial property rights pertaining to patentable Inventions shall be made in accordance with the relevant legislation.

All rights pertaining to non-patentable Inventions made in the course of the Executive's employment shall be transferred to the Company without any formality or any other compensation than the Executive's remuneration, the amount of which has been set in consideration of such transfers.

                                   ARTICLE 11

                            PROFESSIONAL OBLIGATIONS


11.1 CONFLICTS OF INTERESTS

Executive agrees that, during the term of Executive's employment with the Company, Executive will not engage in any other employment, occupation, consulting or other business activity, nor will Executive engage in any other activities that conflict with Executive's obligations to the Company or 8x8.

Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. Executive has not entered into, and Executive agrees he will not enter into, any oral or written agreement in conflict herewith.

11.2 PROFESSIONAL DISCRETION AND CONFIDENTIALITY

Executive formally undertakes not to use or disclose to anyone whomsoever, directly or indirectly, any confidential information that he may obtain in the course of his functions or by virtue of his presence at the Company, both during performance of this Agreement as well as after its termination. Executive agrees that concurrently with the execution of this Agreement, Executive will execute the 8x8 standard form of confidentiality agreement.

11.3 RESTITUTION

Executive shall return, on the date his duties end, for any reason whatsoever, without need for a prior notice by the Company, all property placed at his disposal by the Company, as well as all written or recorded materials containing confidential information.

11.4 NON-SOLICITATION

Executive undertakes, throughout his employment with the Company and for 24 months thereafter, not to incite any of the Company's or the 8x8's employees or agents to resign with the intent to work, as employee or otherwise, on behalf of any individual or legal entity.

11.5 NON-COMPETITION

Executive agrees that during the six months following the effective termination of his employment with the Company or 8x8, Executive will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have a ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory," as such terms are defined below. It is agreed that ownership of (i) no more than 1% of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Executive as of the date hereof, will not constitute a violation of this provision.

As used in this Agreement:

           "Restricted Business" means any business that is primarily engaged in or (to Executive's knowledge after due inquiry) preparing to engage in the design, production, marketing, sale, servicing or distribution of products or services of a type sold, reasonably anticipated to be sold, or competitive with any product or service of 8x8 or the Company, or the providing of consulting services therefor.

           "Restricted Territory" means Europe and the United States.

In addition, Executive agrees during the same period not to undertake any employment or activity competitive with the Company's business in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on Executive to reveal, to make judgments on, or otherwise to use any confidential business information or trade secrets of the Company's business to which Executive had access by reason of the Company's business.

Executive agrees that during the six months following the effective termination of his employment with the Company or 8x8, Executive will cease any professional relation with any of the Company's or 8x8's clients which he had known in the course of his employment at the date of termination thereof.

In consideration for Executive's performance of this non-competition covenant and during the term thereof, Executive shall receive a gross monthly indemnity amounting to 30% of the average Base Compensation paid to Executive during the six months preceding the effective termination of his employment.

If Executive breaches this non-competition covenant, Executive shall be liable for a penalty equal to the net amount of compensation paid to Executive during the six months preceding the termination of his employment, for each breach evidenced by a bailiff. Payment of this penalty shall not prevent the Company from introducing any lawsuit against the Executive or the Executive's new employer for compensatory damages or for an injunction against continuing the restricted activity.

Executive acknowledges that this non-competition covenant, which is limited in its scope and duration, does not prevent him from finding new employment compatible with his professional abilities and experience.

This non-competition covenant being stipulated in the sole interest of the Company, the Company reserves the right to release Executive from the above restrictions, which would release the Company from the payment of the above indemnity, provided that such decision is notified to Executive by registered mail during the 15 days following the effective receipt of the termination or resignation notice.


                                   ARTICLE 12

                                ENTIRE AGREEMENT

This Agreement will supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in these agreements have been made or entered into by either party with respect to the relevant matter hereof.

Done in       , in two original copies, on
       -------                            --------------



For the Company                              Mr. Jean-Hugues Robert


----------------------------------           ----------------------------------

                              EMPLOYMENT AGREEMENT



BETWEEN


ODISEI, a French company having its registered office at 120, Route des Macarons, 06560 Sophia Antipolis, hereafter referred to as the "Company", represented by Mr. Jean-Hugues Robert, duly empowered to enter into this agreement,

                                                         PARTY OF THE FIRST PART

AND

MR. FREDERIC ARTRU, a French citizen, residing at 335 Route de St Mathieu 06130 Grasse, France, hereafter referred to as the "Executive",

                                                        PARTY OF THE SECOND PART

                                    RECITALS

The Company, 8x8 and the other parties thereto have entered into a Stock Exchange Agreement dated as of May 13, 1999 (the "Exchange Agreement"), pursuant to which 8x8 purchased all but six shares of the outstanding capital stock of the Company, and which required, among other things, that Executive enter into this Agreement.

The Executive has been a manager of the Company and has been actively involved in the development and marketing of the Company's business. 8x8 intends to continue the business of the Company after the acquisition by 8x8 of the Company. To preserve and protect the assets of the Company, including the Company's goodwill and business interests of which the Executive had, and will have, Executive has agreed to enter into this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                    ARTICLE 1

                                   EMPLOYMENT

(a)     This Agreement will become effective as of May 24, 1999.

This Agreement is governed by French law and the national collective agreement applicable to the Company, which is currently the agreement for "Bureaux d'Etudes Techniques" (hereafter the "Collective Agreement").

(b) The Company agrees that Executive will be employed as General Manager (Directeur General), category cadre, coefficient 300, position 3-3.

                                    ARTICLE 2

                                      TERM

(a) This Agreement is entered into for an indefinite term. Either of the parties may terminate this Agreement in accordance with terms set forth by law and the Collective Agreement, with an advance notice of three months except in case of serious or egregious wrongdoing (faute grave ou lourde).

(b) The Company acknowledges that, due to the circumstances in which this Agreement is entered into and Executive's responsibilities and rank, the control of 8x8, as the Company's parent company, by its current shareholders is a material condition of employment for Executive.

Accordingly, any "Change of Control" as defined below, shall constitute a material modification of this Agreement and shall justify the constructive termination of this Agreement, unless Executive agrees to such modification. Consequently, if, during the six months following a Change of Control, Executive's employment is terminated for any reason or Executive voluntarily terminates his employment for any reason, Executive shall be entitled to receive an indemnity equal to one year of Base Compensation then in effect for Executive, payable in one lump sum promptly after the termination date. This indemnity shall be subject to applicable withholdings and shall comprise the amount of the payment in lieu of notice, the severance payment and termination indemnities, if any, provided for by French law or the Collective Agreement; provided however, that if the indemnity provided under French law or the Collective Agreement would provide a greater indemnity, then Executive shall be entitled to such indemnity.

As used herein, Change of Control shall mean a transaction or series of transactions, including by merger or consolidation of 8x8 into or with any other entity or corporation or the merger or consolidation of any other corporation into or with 8x8, in which any person, entity or group of persons and/or entities acquire(s) shares of 8x8 stock representing 35% or more of the outstanding voting power of 8x8, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including without limitation stock options.


                                    ARTICLE 3

                                     DUTIES

Executive agrees to perform such reasonable responsibilities and duties as may be required of him by the Company consistent with his position as General Manager of the Company.

Executive shall carry out his duties and responsibilities as General Manager of the Company in a diligent and competent manner and will devote all of his business time, attention and energy thereto.

Executive shall report to the Chairman of the Board of the Company and to any relevant executive of 8x8.

                                    ARTICLE 4

                            PLACE OF WORK - MOBILITY

(a) Executive shall perform his duties mainly at the main office of the Company. Executive agrees that he may be required to travel on a regular basis, in France or abroad, depending on job requirements.

(b) It is agreed that the Company may modify Executive's place of work within the borders of France depending upon its business or managerial needs, without such modification being considered as a change in the employment agreement.

(c) If required by 8x8 in consideration of its business or managerial needs, Executive shall relocate to one of 8x8's offices in the United States, without such modification being considered as a change in the employment agreement. Executive agrees that, in such a case, he shall become an employee of 8x8 pursuant to an employment agreement substantially similar to this Agreement. 8x8 will adjust Executive's title and salary commensurate with other 8x8 employees in the same facilities with similar job descriptions and qualifications.

The Company shall inform Executive of such relocation a reasonable time before its date of effect. Executive's relocation expenses shall be reimbursed by the Company or 8x8 for (i) one round trip airplane ticket for Executive and his spouse, (ii) one one-way ticket for Executive and each of his family members and
(iii) up to $10,000 in relocation expenses based on receipts. In the event this Agreement is terminated by the Company other than for serious or egregious wrongdoing, 8x8 will reimburse Executive for reasonable relocation expenses back to France provided such relocation occurs within 60 days after termination.


                                    ARTICLE 5

                                  WORKING TIME

Given the broad responsibilities and the degree of initiative entrusted to him, Executive is not held to perform a specific number of working hours, but must devote the time necessary to the proper exercise of his duties.


                                    ARTICLE 6

                                  REMUNERATION


Executive shall receive a gross annual salary amounting to FF 900.000 payable in twelve installments. This base salary, together with any increases in such compensation that the Company may, in its sole discretion, decide from time to time, is referred to in this Agreement as the Executive's "Base Compensation."

Given the nature of Executive's duties and responsibilities within the Company, it is expressly agreed that Executive's Base Compensation is an overall and all-inclusive amount, independent of the working hours actually spent by Executive for the performance of his duties and including any compensation for overtime.

Executive agrees that any decision regarding the possible grant of bonuses, the adoption, modification or termination of any bonus plan or the determination of goals and objectives pursuant to such plan will be made in the sole discretion of the Company, considering that only his Base Compensation constitute a material provision of this Agreement.


                                    ARTICLE 7

                                 FRINGE BENEFITS

During Executive's employment with the Company, Executive shall be permitted to participate in any group life, medical, hospitalization, dental, disability and retirement plans of the Company, to the extent that Executive is eligible under the provisions of such plans, and in any other plans and benefits, if any, generally maintained by the Company for executives of the stature and rank of Executive during Executive's employment with the Company, each in accordance with the terms and conditions of such plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.


                                    ARTICLE 8

                              PROFESSIONAL EXPENSES

Executive is entitled to reimbursement of professional expenses actually incurred for the performance of his duties upon presentation of the appropriate receipts and in accordance with the Company's policies.


                                    ARTICLE 9

                                 PAID VACATIONS

Executive is entitled to paid vacations under the terms provided for by applicable legislation and the Collective Agreement.

The reference period for paid vacations runs from June 1 to May 31 of the following year. The paid vacation dates are to be agreed between the Company and Executive, taking into account the contingencies of the activity.


                                   ARTICLE 10

                         PATENTS - INTELLECTUAL PROPERTY

The Executive shall promptly disclose to the Company any invention, discovery, development or improvement which can be the subject of patent rights or intellectual property rights (hereafter an "Invention") of which he is the author or co-author, with all documents necessary for its understanding.

The attribution or transfer of industrial property rights pertaining to patentable Inventions shall be made in accordance with the relevant legislation.

All rights pertaining to non-patentable Inventions made in the course of the Executive's employment shall be transferred to the Company without any formality or any other compensation than the Executive's remuneration, the amount of which has been set in consideration of such transfers.


                                   ARTICLE 11

                            PROFESSIONAL OBLIGATIONS

11.1    CONFLICTS OF INTERESTS

Executive agrees that, during the term of Executive's employment with the Company, Executive will not engage in any other employment, occupation, consulting or other business activity, nor will Executive engage in any other activities that conflict with Executive's obligations to the Company or 8x8.

Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. Executive has not entered into, and Executive agrees he will not enter into, any oral or written agreement in conflict herewith.

11.2    PROFESSIONAL DISCRETION AND CONFIDENTIALITY

Executive formally undertakes not to use or disclose to anyone whomsoever, directly or indirectly, any confidential information that he may obtain in the course of his functions or by virtue of his presence at the Company, both during performance of this Agreement as well as after its termination. Executive agrees that concurrently with the execution of this Agreement, Executive will execute the 8x8 standard form of confidentiality agreement.

11.3    RESTITUTION

Executive shall return, on the date his duties end, for any reason whatsoever, without need for a prior notice by the Company, all property placed at his disposal by the Company, as well as all written or recorded materials containing confidential information.

11.4    NON-SOLICITATION

Executive undertakes, throughout his employment with the Company and for 24 months thereafter, not to incite any of the Company's or the 8x8's employees or agents to resign with the intent to work, as employee or otherwise, on behalf of any individual or legal entity.

11.5    NON-COMPETITION

Executive agrees that during the six months following the effective termination of his employment with the Company or 8x8, Executive will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have a ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory," as such terms are defined below. It is agreed that ownership of (i) no more than 1% of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Executive as of the date hereof, will not constitute a violation of this provision.

As used in this Agreement:

        "Restricted Business" means any business that is primarily engaged in or (to Executive's knowledge after due inquiry) preparing to engage in the design, production, marketing, sale, servicing or distribution of products or services of a type sold, reasonably anticipated to be sold, or competitive with any product or service of 8x8 or the Company, or the providing of consulting services therefor.

        "Restricted Territory" means Europe and the United States.

In addition, Executive agrees not to undertake during the same period any employment or activity competitive with the Company's business in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on Executive to reveal, to make judgments on, or otherwise to use any confidential business information or trade secrets of the Company's business to which Executive had access by reason of the Company's business.

Executive agrees that during the six months following the effective termination of his employment with the Company or 8x8, Executive will cease any professional relation with any of the Company's or 8x8's clients which he had known in the course of his employment at the date of termination thereof.

In consideration for Executive's performance of this non-competition covenant and during the term thereof, Executive shall receive a gross monthly indemnity amounting to 30% of the average Base Compensation paid to Executive during the six months preceding the effective termination of his employment.

If Executive breaches this non-competition covenant, Executive shall be liable for a penalty equal to the net amount of compensation paid to Executive during the six months preceding the termination of his employment, for each breach evidenced by a bailiff. Payment of this penalty shall not prevent the Company from introducing any lawsuit against the Executive or the Executive's new employer for compensatory damages or for an injunction against continuing the restricted activity.

Executive acknowledges that this non-competition covenant, which is limited in its scope and duration, does not prevent him from finding new employment compatible with his professional abilities and experience.

This non-competition covenant being stipulated in the sole interest of the Company, the Company reserves the right to release Executive from the above restrictions, which would release the Company from the payment of the above indemnity, provided that such decision is notified to Executive by registered mail during the 15 days following the effective receipt of the termination or resignation notice.


                                   ARTICLE 12

                                ENTIRE AGREEMENT

This Agreement will supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in these agreements have been made or entered into by either party with respect to the relevant matter hereof.



Done in ______, in two original copies, on ________



For the Company                                    Mr. Frederic Artru


-----------------------------------     ----------------------------------------

                   EMPLOYMENT AND STOCK RESTRICTION AGREEMENT

        This Employment and Stock Restriction Agreement (the "Agreement") is made as of May 24, 1999 (the "Effective Date"), by and between 8x8, Inc., a Delaware corporation ("8x8") and Dominique Pitteloud (the "Executive").

                                    RECITALS

        A. 8x8, Odisei, S.A. (the "Company"), and the other parties thereto have entered into a Stock Exchange Agreement dated as of May 13, 1999 (the "Exchange Agreement"), pursuant to which 8x8 purchased all but seven shares of the outstanding capital stock of the Company, and which required, among other things, that Executive enter into this Agreement;

        B. Executive is receiving a significant number of 8x8 Shares pursuant to the terms of the Exchange Agreement and Executive acknowledges that a portion of the consideration paid by 8x8 in connection with the Exchange Agreement is based on Executive entering into and performing the obligations of this Section 5 of this Agreement; and

        C. The Executive has been actively involved in the development and marketing of the Company's business. 8x8 intends to continue the business of the Company after the acquisition by 8x8 of the Company. To preserve and protect the assets of the Company, including the Company's goodwill, of which the Executive has, and will have, in his role as an employee of 8x8 or its subsidiaries, and to preserve and protect the Company's goodwill and business interests going forward, and in consideration for 8x8 entering into and performing under the Exchange Agreement, Executive has agreed to enter into this Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        1.      Employment.

                (a) Effectiveness of Agreement. This Agreement will become effective as of the Effective Date. In the event that the transactions contemplated by the Exchange Agreement are not consummated, this Agreement will be null and void.

                (b) Duties. 8x8 agrees that Executive will be employed as Vice President, Marketing, of 8x8, and Executive agrees to perform such reasonable responsibilities and duties as may be required of him by 8x8 consistent with such position. Executive shall carry out his duties and responsibilities as Vice President, Marketing in a diligent and competent manner and will devote all of his business time, attention and energy thereto. Executive shall report to the Vice President, Sales and Marketing, of 8x8.

                (c) Employment At-Will. Executive's employment is for an unspecified duration and constitutes "at-will" employment. The employment relationship may be terminated at any time, with or without cause, as defined herein, and with or without notice at the option of either 8x8 or Executive.

        2.      Compensation.

                (a) Base Compensation. Subject to continued employment, Executive's base salary will be U.S. $165,000 less applicable withholding per annum, subject to continued employment. Upon recommendation of the CEO of 8x8, the Board of Directors of 8x8 (the "Board") or the Compensation Committee may, in its discretion, increase Executive's salary. Such base salary will be paid periodically in accordance with normal 8x8 payroll practices. The base salary specified in this Section 2, together with any increases in such base salary that the Board or the Compensation Committee of the Board may, in its sole discretion, grant from time to time, is referred to in this Agreement as the Executive's "Base Compensation."

                (b) Bonus. All fiscal year bonus amounts will be determined by and awarded in the sole discretion of the Compensation Committee or by the Board commensurate with Executive's performance and the overall performance of 8x8, or pursuant to a plan which may be adopted by 8x8 making payment of bonuses contingent upon achievement of goals and objectives set by the Board for the fiscal period.

                (c) Option. An initial option (the "Option") to purchase 75,000 shares of Common Stock ("Common Shares") of 8x8 will be granted to Executive pursuant to 8x8's stock plan and standard form of stock option agreement in the forms attached as Exhibit A. The Option exercise price will be the current market value of the Common Shares on the effective date of approval for the grant of the Option by the Board (the "Grant Date"). Twenty-five (25%) of the Common Shares underlying the Option will vest on the first anniversary of the Grant Date. One forty-eighth (1/48th) of the Common Shares underlying the Option will vest on each monthly anniversary thereafter.

        3.      Executive Benefits.

                (a) Fringe Benefits. During Executive's employment with 8x8, Executive shall be permitted to participate in any group life, medical, hospitalization, dental and disability plans, to the extent that Executive is eligible under the provisions of such plans, and in any other plans and benefits, if any, generally maintained by 8x8 for executives of the stature and rank of Executive during Executive's employment with 8x8, each in accordance with the terms and conditions of such plans (collectively referred to herein as "Fringe Benefits"). 8x8 reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

                (b) PTO. Executive shall have the right during each year to take an aggregate of 120 hours of personal time off ("PTO") per year which may be used for absences due to vacation, sickness or personal reasons.

                (c) Expenses. 8x8 shall reimburse Executive for actual and necessary travel and accommodation costs, entertainment and other business expenses incurred as a necessary part of discharging the Executive's duties hereunder, subject to submission of reasonable and appropriate documentation for approval by the CEO of 8x8 or his designee.

        4.      Termination of Employment

                (a) By Death. The Employment Period shall terminate automatically upon the death of the Executive. In such event, 8x8 shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued Base Compensation, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plan of 8x8 in which Executive is a participant to the full extent of Executive's rights under such plan, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, 8x8's obligations hereunder shall terminate.

                (b) By Disability. If the Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of three consecutive months or shorter periods aggregating to four months in any 365-day period, then, to the extent permitted by law, 8x8 may, at any time thereafter, by 30 days written notice to the Executive, terminate the Executive's employment. In such event, 8x8 shall pay to Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter 8x8's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability plan in which he is a participant.

                (c) By Resignation or By 8x8 for Cause. If Executive's employment terminates due to his voluntary resignation or if 8x8 terminates Executive's employment for Cause (as defined in Section 5(a) below), 8x8 shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter 8x8's obligations hereunder shall terminate.

                (d) Termination after Change of Control. If, after a "Change of Control," as defined below, Executive's employment is terminated for any reason or Executive voluntarily terminates his employment for any reason, Executive shall be entitled to receive one year of Base Compensation then in effect for Executive, payable in one lump sum promptly after the termination date. As used herein, Change of Control shall mean a transaction or series of transactions, including by merger or consolidation of 8x8 into or with any other entity or corporation or the merger or consolidation of any other corporation into or with 8x8, in which any person, entity or group of persons and/or entities acquire(s) shares of 8x8 stock representing 35% or more of the outstanding voting power of 8x8, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including without limitation stock options. In addition, all options granted to Executive shall become immediately exercisable and shall be fully vested immediately prior to the closing of the Change of Control transaction.

        5. 8x8's Repurchase Option. In connection with Share Exchange Agreement, Executive received ____ shares of 8x8 Common Stock (the "Shares"). 8x8 has the option to repurchase all or a portion of the "Unvested Shares" (as defined below) on the terms and conditions set forth in this Section (the "Repurchase Option") if Executive ceases to be employed by 8x8 for any reason, or no reason; provided however, that notwithstanding anything to the contrary herein, such Repurchase Option shall terminate (i) upon the termination of the Executive by 8x8 without Cause (as such term is defined herein), (ii) upon the resignation of the Executive based upon a Constructive Termination (as such term is defined herein) by 8x8 or (iii) upon the death or disability of Executive.

                (a) Definition of "Cause." For purposes of this Agreement, "Cause" for Executive's termination will exist at any time after the happening of one or more of the following events: (i) Executive's conviction of a felony or any other crime involving moral turpitude; (ii) a material and willful violation of a federal or state law or regulation applicable to the business of 8x8, (iii) any willful act or acts of dishonesty or gross misconduct undertaken by Executive; (iv) willful failure by the Executive to substantially perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, and such failure to perform has not been cured within 15 days after written notice to Executive from 8x8 or (v) any willful disregard or disobedience to direct orders from the Board of Directors of 8x8. No act, or failure to act, by Executive shall be considered "willful" if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of 8x8 and/or required by applicable law.

                (b) Definition of "Constructive Termination." For purposes of this Agreement "constructive termination" shall mean any of the following unless any of the following occurred to all other employees at Executive's level: (i) a material reduction in Executive's salary or benefits not agreed to by Executive other than a reduction ordered by the Board of Directors of 8x8 due to poor performance by Executive; or (ii) a material change in Executive's responsibilities not agreed to by Executive other than a reduction ordered by the Board of Directors of 8x8 in accordance with 8x8's standard policies due to poor performance by Executive.

                (c) Unvested and Vested Shares. Shares that are not Unvested Shares (as defined in this Section) are "Vested Shares". On the Effective Date 50% of the Shares will be Unvested Shares. Thereafter, for so long (and only for so long) as Executive remains continuously employed by 8x8 at all times an additional 1/24th of the Unvested Shares will become Vested Shares upon the expiration of each full month elapsed after the Effective Date. No Unvested Shares will become Vested Shares after the Termination Date

                (d) Acceleration of Vesting of Unvested Shares; Notwithstanding anything to the contrary herein:

                        (i) The vesting of all Unvested Shares shall immediately accelerate if the Executive is terminated without Cause by 8x8 or resigns as a result of a Constructive Termination, and all such Unvested Shares shall become Vested Shares as of the Termination Date.

                        (ii) The vesting of all Unvested Shares shall immediately accelerate upon the closing of a transaction relating to a Change of Control, as defined in Section 4(e), and all such Unvested Shares shall become Vested Shares as of the date of such closing.

                (e) Adjustments. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Common Stock of 8x8 occurring after the Effective Date.

                (f)     Exercise of Repurchase Option. At any time within ninety
(90) days after the Termination Date, 8x8 may elect, or designate any third party, to repurchase any or all of the Unvested Shares by giving Executive written notice of exercise of the Repurchase Option. 8x8 and/or its designee(s) will then have the option to repurchase from Executive (or from Executive's personal representative as the case may be) any or all of the Unvested Shares at $0.25 per share (as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Common Stock of 8x8 occurring after the Effective Date).

                (g) Payment of Repurchase Price. The repurchase price payable to purchase Unvested Shares upon exercise of the Repurchase Option will be payable, at the option of 8x8 or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Executive to 8x8 (or to such assignee) or by any combination thereof. The repurchase price will be paid without interest within ninety (90) days after the Termination Date.

        6. Confidential Information. Executive agrees that concurrently with the execution of this Agreement, Executive will execute 8x8's standard form of employee confidentiality and inventions assignment agreement, a copy of which is attached hereto as Exhibit B.

        7. Conflicting Employment. Executive agrees that, during the term of Executive's employment with 8x8, Executive will not engage in any other employment, occupation, consulting or other business activity during the term of Executive's employment, nor will Executive engage in any other activities that conflict with Executive's obligations to 8x8.

        8. Representations. Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by 8x8. Executive has not entered into, and Executive agrees he will not enter into, any oral or written agreement in conflict herewith.

        9.      Arbitration and Equitable Relief.

                (a) Except as provided in Section 9(d) below, 8x8 and Executive agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to the extent permitted by law to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

                (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

                (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 9, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, EXCEPT AS PROVIDED IN SECTION 9(c), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

        10.     Miscellaneous.

                (a) Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California without regard to the conflict of laws principles of California.

                (b) Amendments. This Agreement may not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

                (c) Notices. Any notice, consent or other communication under this Agreement will be in writing and will be delivered personally, telexed, sent by facsimile transmission or overnight courier (regularly providing proof of delivery) or sent by registered, certified, or express mail and will be deemed given when so delivered personally, telexed, sent by facsimile transmission or overnight courier, or if mailed, two days after the date of deposit in the United States mail as follows: to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

                 To Company or 8x8           8x8, Inc.
                                             2445 Mission College Boulevard
                                             Santa Clara, CA 95054
                                             Fax:  (408) 727-4539

                 To Executive:               [Address]
                                             [Fax]

                (d) Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the provisions hereof, the prevailing party will be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

                (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

                (f) Entire Agreement. This Agreement will supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in these agreements have been made or entered into by either party with respect to the relevant matter hereof.

                (g) Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Employment and Non-Competition Agreement as of the date first written above.


                                        8X8, INC.
                                        a Delaware corporation

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        EXECUTIVE


                                        ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Sign Name

                                CONSENT OF SPOUSE


        I, ____________, spouse of _____, have read and approve the foregoing Agreement. In consideration of the agreements contained herein and in the Stock Exchange Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of France or similar laws relating to marital property in effect in the jurisdiction of our residence as of the date of the signing of the foregoing Agreement.

        Dated: _______________, 1999.

                                    EXHIBIT A

                  STOCK OPTION PLAN AND STOCK OPTION AGREEMENT

                                    EXHIBIT B

          EMPLOYEE CONFIDENTIALITY AND INVENTIONS ASSIGNMENT AGREEMENT

                           STOCK RESTRICTION AGREEMENT


        THIS AGREEMENT is made this 24th day of May, 1999, between, 8x8, Inc., a Delaware corporation (the "8x8") and Frederic Artru ("Shareholder").

        WHEREAS Shareholder is a shareholder and officer of Odisei S.A. ("Odisei") whose continued affiliation with Odisei is considered to be important for Odisei's continued growth; and

        WHEREAS, Shareholder is a party to that certain Stock Exchange Agreement, dated as of May 13, 1999 (the "Share Exchange Agreement") pursuant to which Shareholder exchanged 187,797 shares of Odisei stock for 751,188 shares of 8x8 Common Stock (the "Shares"); and

        WHEREAS as an inducement by Shareholder to 8x8 to enter into the transactions contemplated by the Share Exchange Agreement, and in order for 8x8 to provide an incentive for Shareholder to participate in the affairs of 8x8, 8x8 and Shareholder have agreed to enter into this Agreement.

        THEREFORE, the parties agree as follows:

        1. 8x8's Repurchase Option. In connection with Share Exchange Agreement, Shareholder received 751,188 shares of 8x8 Common Stock (the "Shares"). 8x8 has the option to repurchase all or a portion of the "Unvested Shares" (as defined below) on the terms and conditions set forth in this Section (the "Repurchase Option") if Shareholder ceases to be employed by 8x8 or Odisei for any reason, or no reason; provided however, that notwithstanding anything to the contrary herein, such Repurchase Option shall terminate upon (i) the termination of the Shareholder by Odisei without Cause (as such term is defined herein), (ii) upon the resignation of the Shareholder based upon a Constructive Termination (as such term is defined herein) by Odisei or (iii) upon the death or disability of Shareholder.

                (a) Definition of "Cause." For purposes of this Agreement, "Cause" for Shareholder's termination will exist at any time after the happening of one or more of the following events: (i) Shareholder's conviction of a felony or any other crime involving moral turpitude; (ii) a material and willful violation of a federal or state law or regulation applicable to the business of 8x8 or Odisei, (iii) any willful act or acts of dishonesty or gross misconduct undertaken by Shareholder; (iv) willful failure by the Shareholder to substantially perform his duties to 8x8 or Odisei, other than a failure resulting from the Shareholder's complete or partial incapacity due to physical or mental illness or impairment, and such failure to perform has not been cured within 15 days after written notice to Shareholder from 8x8 or Odisei or (v) any willful disregard or disobedience to direct orders from the Board of Directors of 8x8 or Odisei. No act, or failure to act, by Shareholder shall be considered "willful" if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of 8x8 and Odisei and/or required by applicable law.

                (b) Definition of "Constructive Termination." For purposes of this Agreement "constructive termination" shall mean any of the following unless any of the following occurred to all other employees at Shareholder's level: (i) a material reduction in Shareholder's salary or benefits not agreed to by Shareholder other than a reduction ordered by the Board due to poor performance by Shareholder; or (ii) a material change in Shareholder's responsibilities not agreed to by Shareholder other than a reduction ordered by the Board in accordance with 8x8's standard policies due to poor performance by Shareholder.

                (c) Unvested and Vested Shares. Shares that are not Unvested Shares (as defined in this Section) are "Vested Shares". On the Effective Date 50% of the Shares will be Unvested Shares. Thereafter, for so long (and only for so long) as Shareholder remains continuously employed by Odisei at all times an additional 1/36th of the Unvested Shares will become Vested Shares upon the expiration of each full month elapsed after the Effective Date. No Unvested Shares will become Vested Shares after the date of any termination of employment (the "Termination Date").

                (d) Acceleration of Vesting of Unvested Shares; Notwithstanding anything to the contrary herein:

                        (i) The vesting of all Unvested Shares shall immediately accelerate if the Shareholder is terminated without Cause by Odisei or resigns as a result of a Constructive Termination, and all such Unvested Shares shall become Vested Shares as of the Termination Date.

                        (ii) The vesting of all Unvested Shares shall immediately accelerate upon the closing of a transaction relating to a Change of Control, as defined below, and all such Unvested Shares shall become Vested Shares as of the date of such closing. As used herein, Change of Control shall mean a transaction or series of transactions, including by merger or consolidation of 8x8 into or with any other entity or corporation or the merger or consolidation of any other corporation into or with 8x8, in which any person, entity or group of persons and/or entities acquire(s) shares of 8x8 stock representing 35% or more of the outstanding voting power of 8x8, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including without limitation stock options.

                (e) Adjustments. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Common Stock of 8x8 occurring after the Effective Date.

                (f) Exercise of Repurchase Option. At any time within ninety
(90) days after the Termination Date, 8x8 may elect, or designate any third party, to repurchase any or all of the Unvested Shares by giving Shareholder written notice of exercise of the Repurchase Option. 8x8 and/or its designee(s) will then have the option to repurchase from Shareholder (or from Shareholder's personal representative as the case may be) any or all of the Unvested Shares at a price per share equal to Shareholder's French tax liability (the "Tax Liability"), which is $___ per share, assessed in connection with the exchange of Odisei shares for 8x8 Shares pursuant to the Exchange Agreement. Shareholder shall provide 8x8 with evidence reasonably satisfactory to 8x8 of the amount of the Tax Liability as soon as practicable after available. If no such evidence is available upon expiration of the Repurchase Period, as defined in Section 1(g) below, such Repurchase Period shall automatically be extended until 30 days after receipt of such evidence.

                (g) Payment of Repurchase Price. The repurchase price payable to purchase Unvested Shares upon exercise of the Repurchase Option will be payable, at the option of 8x8 or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Shareholder to 8x8 (or to such assignee) or by any combination thereof. The repurchase price will be paid without interest within ninety (90) days after the employment termination date (the "Repurchase Period").

        2.      RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                (a) LEGENDS. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO ODISEI THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN ODISEI AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF ODISEI."

                (b) STOP-TRANSFER NOTICES. Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, 8x8 may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if 8x8 transfers its own securities, it may make appropriate notations to the same effect in its own records.

                (c) REFUSAL TO TRANSFER. 8x8 shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        3.      MISCELLANEOUS.

                (a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                (b) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Shareholder at his address shown on Odisei's employment records and to 8x8 at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                (c) 8x8 may assign its rights and delegate its duties under this Agreement. This Agreement shall inure to the benefit of the successors and assigns of 8x8 and, subject to the restrictions on transfer herein set forth, be binding upon Shareholder, his heirs, executors, administrators, successors and assigns.

                (d) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by Shareholder, may only be modified or amended in writing signed by both parties and satisfies all of 8x8t's obligations to Shareholder with regard to the issuance or sale of securities.

        4. GOVERNING LAW. This Agreement shall be governed and construed by the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        ODISEI

                                        8X8, INC.,
                                        a Delaware corporation

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        SHAREHOLDER

                                        ----------------------------------------
                                        Name: Frederick Artru

                                CONSENT OF SPOUSE


        I, ____________, spouse of _____, have read and approve the foregoing Agreement. In consideration of the agreements contained herein and in the Stock Exchange Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of France or similar laws relating to marital property in effect in the jurisdiction of our residence as of the date of the signing of the foregoing Agreement.

        Dated: _______________, 1999.

                                ESCROW AGREEMENT

        This ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of May 24, 1999 by and among 8x8, Inc., a Delaware corporation ("8X8"), Frederic Artru, as agent (the "SECURITY HOLDERS' AGENT") for the shareholders (the "SHAREHOLDERS") of Odisei S.A. (the "COMPANY"), and Greater Bay Trust, as the escrow agent (the "ESCROW AGENT").

                                    RECITALS

        A. 8x8, the Shareholders and the other parties named therein have entered into a Stock Exchange Agreement, dated as of May 13, 1999 (together with the Exhibits and Schedules thereto, the "STOCK EXCHANGE AGREEMENT"), pursuant to which the Company became a majority-owned subsidiary of 8x8. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Exchange Agreement.

        B. The Shareholders have agreed to provide certain indemnities to 8x8 in connection with the Acquisition.

        C. Pursuant to the Stock Exchange Agreement, 8x8 shall deposit with the Escrow Agent the Indemnification Shares (consisting of 286,798 shares of 8x8 Common Stock) (the "ESCROW FUND"), to be released pursuant to the terms and conditions of the Stock Exchange Agreement and this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein and in the Stock Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto and Escrow Agent agree as follows:

        1. Escrow Amount. 8x8 has delivered directly to the Escrow Agent, as provided by the Stock Exchange Agreement, certificates, registered in the name of Greater Bay Trust, as escrow agent, representing the Indemnification Escrow Shares. The Shareholders shall have voting rights with respect to the Indemnification Escrow Shares.

        2.      Disbursement for Indemnification.

                (a) Notices of Claims. 8x8 shall give written notice (the "CLAIM NOTICE") to the Security Holders' Agent and the Escrow Agent of any claim or event for which notice is received or is otherwise known to it which gives rise or may give rise to a claim for indemnification under Article X of the Stock Exchange Agreement. The Claim Notice shall be delivered promptly, and in any event within 30 days after such event or claim is received by or becomes known to 8x8. The Claim Notice shall specify the nature and estimated amount of Damages (the "CLAIMED AMOUNT"). In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a party to this Agreement (a "THIRD-PARTY CLAIM"), 8x8 also shall give the Security Holders' Agent copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by 8x8.

                (b) Objections to Claims. Within 30 days after delivery of a Claim Notice, the Security Holders' Agent shall provide written notice (the "CERTIFICATE OF OBJECTION") to 8x8 and the Escrow Agent of his objections, if any, to the Claim Notice.

                        (i) If the Security Holders' Agent fails to deliver the Certificate of Objection to 8x8 and the Escrow Agent within such time period, 8x8 shall be entitled to receive the Claimed Amount, or if such Claimed Amount relates to a third party claim, the Damages paid to such third party offset or reduced by the amount of any insurance proceeds or tax benefits actually received by 8x8 in connection with the Damages from the Escrow Fund in accordance herewith.

                        (ii) If the Security Holders' Agent delivers a Certificate of Objection to 8x8 and the Escrow Agent (it being understood that Escrow Agent may rely on such Certificate of Objection for the purposes of refusing to make any disbursement), the amounts shall not be released from the Escrow Fund until such time as (A) joint written instructions (the "JOINT INSTRUCTIONS"), executed by the Security Holders' Agent and 8x8, are delivered to the Escrow Agent directing the Escrow Agent to the manner and amount of any disbursement to be made, (B) a written order from an arbitrator or arbitrators issued pursuant to 2(b)(iii) below or (C) a certified copy of a final unappealable order or judgment of a court of competent jurisdiction determining that an amount is due to 8x8 is delivered to the Escrow Agent. As used in this Agreement, a Claim Notice for which no Certificate of Objection from the Security Holders' Agent is received, Joint Instructions, arbitrator's order or court judgment are referred to collectively as the "APPLICABLE RELEASE DOCUMENT." As used in this Agreement, the Claimed Amount in a Claim Notice for which no Certificate of Objection from the Security Holders' Agent is received, or the amount specified in such Joint Instructions, arbitrator's order, or court judgment, as the case may be, is the "INDEMNITY AMOUNT" with respect to such claim.

                        (iii)   Resolution of Conflicts; Arbitration.

                                (1)     In case the Security Holders' Agent has
delivered a Certificate of Objection, the Security Holders' Agent and 8x8 shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Security Holders' Agent and 8x8 should so agree, Joint Written Instructions indicating such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.

                                (2)     If no such agreement can be reached
after good faith negotiation, either 8x8 or the Security Holders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to 8x8 and the Security Holders' Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, 8x8 and the Security Holders' Agent cannot mutually agree on one arbitrator, 8x8 and the Security Holders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                                (3)     Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                (c) Release of Escrow. Distributions to 8x8 with respect to Indemnity Amounts shall be made as provided in this Section 2(c). The Escrow Agent shall deliver to 8x8 a number of Indemnification Shares equal to the Indemnity Amount divided by the Average Closing Price determined pursuant to and as of the date provided in Section 2.3 of the Stock Exchange Agreement. 8x8 and the Security Holders' Agent shall certify the number of shares to be released from escrow to 8x8 in a certificate and shall deliver such certificate to the Escrow Agent.

        3.      Interim Distributions to Shareholders; Termination of Escrow.

                (a)     Disbursement of Escrow Fund Upon Termination. Subject to
Section 3(b) below, if, at the close of business on the one year anniversary of the Closing Date (the "FINAL RELEASE DATE"), any amounts still remain in the Escrow Fund, and 8x8 has not delivered a Claim Notice as provided in Section 2(a), then any of the Escrow Fund, together with any interest thereon, remaining in the Escrow Account shall be disbursed as provided on Exhibit A hereto pursuant to joint written instructions of 8x8 and the Security Holders' Agent.

                (b) Escrow Reserve. In the event that, at the Final Release Date (i) if Security Holders' Agent shall have failed to object to a Claim Notice based on a third party claim and Damages have not yet been finally determined or (ii) unresolved claims for indemnification shall have been made by 8x8 pursuant to a Claim Notice, Escrow Agent shall set aside and retain (to the extent available in the then-remaining Escrow Account) as a reserve to cover such claim or claims (such amount so set aside and reserved, as reduced from time to time pursuant to the provisions of this Agreement, being herein called the "ESCROW ACCOUNT RESERVED AMOUNT") such number of Indemnification Shares (valued at the Average Closing Price of 8x8 as provided in Section 2(c)), to satisfy the Claimed Amount of all unresolved claims. After resolution of any pending claim, any Escrow Account Reserved Amount remaining shall be distributed in accordance with the provision of
Section 3(a) above.

        4. Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such funds as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        5.      Escrow Agent's Duties.

                (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying on any instrument reasonably believed to be genuine (or to be a genuine copy or facsimile of such instrument) and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (b) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (e) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of 8x8 and the Security Holders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required of the Escrow Agent. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amount. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (g) 8x8 shall pay the Escrow Agent its fees. Except in the case of gross negligence or willful misconduct on the part of the Escrow Agent, the parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                (h) The Escrow Agent may resign at any time upon giving at least fifteen (15) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: The parties shall use their best efforts to mutually agree on a successor Escrow Agent within fifteen (15) days after receiving such notice. If the parties fail to agree upon a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent which regularly serves as an escrow agent in connection with commercial transactions of similar size to that related to the Escrow Fund. The successor Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                (i) The Escrow Agent is not a party to, or is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Escrow Agreement.

                (j) The Escrow Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to the Escrow Agent and unless it is indemnified, in a manner satisfactory to it, against such expense or liability.

                (k) The Escrow Agent may seek the advice of legal counsel in the event of any question or dispute as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such legal counsel.

        6.      General Provisions.

                (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given only if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), with signature required:

                        (i)     if to 8x8 to:

                                8x8, Inc.
                                2445 Mission College Blvd.
                                Santa Clara, CA  95054
                                Attention:     Chief Executive Officer
                                Telephone:     (408) 727-1885

                                with a copy to:

                                Wilson Sonsini Goodrich & Rosati, P.C.
                                650 Page Mill Road
                                Palo Alto, California 94304
                                Attention:     Jeffrey A. Herbst, Esq.
                                Facsimile:     (650) 493-6811
                                Telephone:     (650) 493-9300

                        (ii)    if to Security Holders' Agent

                                Frederick Artru
                                120 Route les Macarons
                                06560 Sophia Antipolis
                                France
                                Telephone:  011 334 92 94 21 50

                                with a copy to:

                                Ropers, Majeski, Krohn & Bentley
                                1001 Marshall Street
                                Redwood City, CA  94063
                                Attention:     Francois G. Laugier, Esq.
                                Facsimile:     (650) 367-0997
                                Telephone:     (650) 780-1690

                        (iii)   if to Escrow Agent:

                                Greater Bay Trust Company
                                400 Emerson Street
                                Palo Alto, CA 94301
                                Attention:     Anna Paiva
                                Facsimile:     (650) 473-1326
                                Telephone:     (650) 614-5720

                Any notice sent by mail shall be deemed given ten (10) days after deposited with the U.S. Postal Service; any notice sent by overnight delivery service shall be deemed given three (3) days after deposit.

                (b) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and the Escrow Agent and delivered to the other party and Escrow Agent, it being understood that all parties and the Escrow Agent need not sign the same counterpart.

                (d) Entire Agreement. This Agreement among the parties hereto and the Escrow Agent, together with the Stock Exchange Agreement: (i) constitutes the entire agreement among the parties and the Escrow Agent with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties and the Escrow Agent with respect to the subject matter hereof; (ii) except as expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except as otherwise specifically provided in writing by the parties and the Escrow Agent hereto; provided that 8x8 may assign its rights and obligations hereunder to any of its subsidiaries, or affiliates or any successor in interest to the business of 8x8.

                (e) Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

                (f) Amendment; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties and the Escrow Agent, or in the case of a waiver, by the party or Escrow Agent waiving compliance. Any waiver by any party or Escrow Agent of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

                (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                (h) Rules of Construction. The parties hereto and the Escrow Agent agree that they each have been represented by counsel during the negotiation and execution of this Agreement and acknowledge that they each understand all provisions of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                (i) Automatic Succession. Notwithstanding anything in this Agreement to the contrary, any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, provided, however, the Escrow Agent shall at no time during the term of this Agreement have a substantial financial relationship with either the 8x8 or Company.

        IN WITNESS WHEREOF, 8x8, Company, Security Holders' Agent, the Shareholders, and the Escrow Agent have caused this Agreement to be signed by them or their respective duly authorized officers, all as of the date first written above.


                                        8X8, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        SECURITY HOLDERS' AGENT


                                        ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Sign Name



                                        ESCROW AGENT

                                        ----------------------------------------
                                        as Escrow Agent

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        SHAREHOLDERS

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                    EXHIBIT A




                                            % OF INDEMNIFICATION SHARES
NAME                                    TO RECEIVE UPON RELEASE OF ESCROW
----                                    ---------------------------------
Frederic Artru                                       33.24
Michel de Guilhermier                                 6.99
Philippe Artru                                        5.47
Monique Artru                                         5.47
Chirstophe Chausson                                   3.13
Renaud Artru                                          3.13
Renee Artru                                           3.13
Claude Rameau                                         2.59
Marie Madeleine Novel                                 2.50
Nicolas Jourdier                                      2.08
Hubert Novel                                          1.88
Philippe Dewost                                       0.94
Stanislas Artru                                       0.80
Xavier Artru                                          0.63
Raymonde Artru                                        0.63
Geraldine Artru                                       0.02
Sophie Artru                                          0.02
Dominiqu Pitteloud                                   11.85
Phac le Tuan                                          1.85
Pierre Opman                                          5.19
Nathalie Artru                                        3.30
Binaca Finance                                        5.19

                              TAX ESCROW AGREEMENT

        This TAX ESCROW AGREEMENT (this "Agreement") is made and entered into as of May 24, 1999 by and between 8x8, Inc., a Delaware corporation ("8x8"), the Shareholders listed in Exhibit A attached thereto (individually, a "Shareholder" and collectively, the "Shareholders"), and Greater Bay Trust Company as escrow agent (the "Escrow Agent").

        WHEREAS, the Shareholders entered into a Stock Exchange Agreement, dated as of May 13, 1999 (the "Share Exchange Agreement"), with 8x8 pursuant to which such Shareholders received shares of 8x8 Common Stock ("8x8 Shares") in exchange ("the Share Exchange") for their shares of Odisei S.A. stock ("Odisei Shares");

        WHEREAS, as a result of the Share Exchange, the Shareholders may be required to pay French capital taxes (the "Incurred Taxes");

        WHEREAS, 8x8 has agreed to file a Registration Statement Form S-3 ("Form S-3") registering the 8x8 Shares subject to the terms and conditions set forth in the Registration Rights Agreement, date May 24, 1999, by and between 8x8 and the Shareholders; and

        WHEREAS, 8x8 has agreed to deposit into escrow an amount of cash (the "Tax Escrow Fund") which shall be used to satisfy the Incurred Taxes under certain circumstances including if the Form S-3 is not effective such that the Shareholders are not able to sell their 8x8 Shares in order pay the Incurred Taxes.

        NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein and in the Stock Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto and Escrow Agent agree as follows:

        1. Escrow Amount. 8x8 has delivered directly to the Escrow Agent, as provided by the Stock Exchange Agreement, $2,692,211 (the "Escrow Amount") as the Tax Escrow Fund.

        2.      Release Conditions.

                (a) If the date on which the Form S-3 has been declared effective by the SEC or is otherwise freely tradable (the "Trading Commencement Date") on the Nasdaq National Market System ("NMS") is prior to the to the date the Incurred Taxes are due (the "Tax Assessment Date"), and the Average Closing Price, as defined below, as of the Trading Commencement Date is below the Minimum Price applicable to a Shareholder as set forth on Exhibit A, then an amount (the "Tax Indemnity") equal to the Minimum Price applicable to a Shareholder multiplied by the number of 8x8 Shares owned by such Shareholder as set forth on Exhibit A shall be released to such Shareholder from the Tax Escrow Fund. The Tax Indemnity shall be released to the Shareholders pursuant to joint written instructions (the "Joint Instructions") to the Escrow Agent.

                (b) If the Average Closing Price is greater than the Minimum Price applicable to a Shareholder, each Shareholder's Tax Indemnity amount shall be released from the Tax Escrow Fund and delivered to 8x8 pursuant to Joint Instructions to the Escrow Agent.

                (c) As used herein, "Average Closing Price" means the average of the closing prices of 8x8's Common Stock as quoted on the Nasdaq National Market System for the ten trading days immediately preceding a specified date.

        3.      Security Holders' Agent of the Shareholders; Power of Attorney

                (a) As of the date hereof, Frederic Artru shall be constituted and appointed as Security Holders' Agent to serve as agent and attorney-in-fact for each Shareholder for purposes of this Tax Escrow Agreement to give and receive notices and communications, to execute Joint Instructions, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to this Agreement and comply with orders of courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Security Holders' Agent for the accomplishment of the foregoing. No bond shall be required of the Security Holders' Agent, and the Security Holders' Agent shall receive no compensation for his services. Notices or communications to or from the Security Holders' Agent shall constitute notice to or from each of the Shareholders. If Frederic Artru shall die or otherwise become incapable of fulfilling his obligations as Security Holders' Agent hereunder, a successor Security Holders' Agent shall be appointed by the Majority Shareholders.

                (b) The Security Holders' Agent shall not be liable for any act done or omitted hereunder as Security Holders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall jointly and severally indemnify the Security Holders' Agent and hold the Security Holders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Security Holders' Agent and arising out of or in connection with the acceptance or administration of the Security Holders' Agents duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Security Holders' Agent.

                (c) A decision, act, consent or instruction of the Security Holders' Agent with regard to this Agreement shall constitute a decision of all the Shareholders, and shall be final, binding and conclusive upon each of the Shareholders, and the Escrow Agent and 8x8 may rely upon any decision, act, consent or instruction of Security Holders' Agent as being the decision, act, consent or instruction of each and all of the Shareholders. The Escrow Agent and 8x8 are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Security Holders' Agent.

        4.      Resolution of Conflicts; Arbitration.

                (a) In case of any dispute as to the Tax Escrow Fund, the Security Holders' Agent and 8x8 shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Security Holders' Agent and 8x8 should so agree, Joint Instructions indicating such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.

                (b) If no such agreement can be reached after good faith negotiation, either 8x8 or the Security Holders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to 8x8 and the Security Holders' Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, 8x8 and the Security Holders' Agent cannot mutually agree on one arbitrator, 8x8 and the Security Holders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Tax Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                (c) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

        5. Termination of Escrow. The Tax Escrow Fund shall terminate on such date as all amounts have been released.

        6. Protection of Tax Escrow Fund. The Escrow Agent shall hold and safeguard the Tax Escrow Fund, shall treat such funds as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Tax Escrow Fund only in accordance with the terms hereof.

        7.      Escrow Agent's Duties.

                (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying on any instrument reasonably believed to be genuine (or to be a genuine copy or facsimile of such instrument) and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (b) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (e) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of 8x8 and the Security Holders Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required of the Escrow Agent. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amount. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (g) 8x8 shall pay the Escrow Agent its fees. Except in the case of gross negligence or willful misconduct on the part of the Escrow Agent, the parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                (h) The Escrow Agent may resign at any time upon giving at least fifteen (15) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: The parties shall use their best efforts to mutually agree on a successor Escrow Agent within fifteen (15) days after receiving such notice. If the parties fail to agree upon a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent which regularly serves as an escrow agent in connection with commercial transactions of similar size to that related to the Tax Escrow Fund. The successor Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                (i) The Escrow Agent is not a party to, or is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Escrow Agreement.

                (j) The Escrow Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to the Escrow Agent and unless it is indemnified, in a manner satisfactory to it, against such expense or liability.

                (k) The Escrow Agent may seek the advice of legal counsel in the event of any question or dispute as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such legal counsel.

        8.      General Provisions.

                (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i)     if to 8x8 to:

                                8x8, Inc.
                                2445 Mission College Blvd.
                                Santa Clara, CA  95054
                                Attention:     Chief Executive Officer
                                Facsimile:     (408) 727-4539
                                Telephone:     (408) 727-1885

                                with a copy to:

                                Wilson Sonsini Goodrich & Rosati, P.C.
                                650 Page Mill Road
                                Palo Alto, California 94304
                                Attention:     Jeffrey A. Herbst, Esq.
                                Facsimile:     (650) 493-6811
                                Telephone:     (650) 493-9300

                        (ii)    if to Security Holders Representative:

                                Frederic Artru
                                120 Route des Macarons
                                06560 Sophia Antipolis
                                France
                                Telephone:  011 334 92 94 21 50

                                with a copy to:

                                Ropers, Majeski, Krohn & Bentley
                                1001 Marshall Street
                                Redwood City, CA  94063
                                Attention:     Francois G. Laugier, Esq.
                                Facsimile:     (650) 367-0997
                                Telephone:     (650) 780-1691

                        (iii)   if to Escrow Agent:

                                Greater Bay Trust Company
                                400 Emerson Street
                                Palo Alto, CA 94301
                                Attention:     Anna Paiva
                                Facsimile:     (650) 473-1326
                                Telephone:     (650) 614-5720

                Any notice sent by mail shall be deemed given ten days after deposited with the U.S. Postal Service; any notice sent by overnight delivery service shall be deemed given three days after deposit.

                (b) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and the Escrow Agent and delivered to the other party and Escrow Agent, it being understood that all parties and the Escrow Agent need not sign the same counterpart.

                (d) Entire Agreement. This Agreement among the parties hereto and the Escrow Agent, together with the Stock Exchange Agreement: (i) constitutes the entire agreement among the parties and the Escrow Agent with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties and the Escrow Agent with respect to the subject matter hereof; (ii) except as expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except as otherwise specifically provided in writing by the parties and the Escrow Agent hereto; provided that 8x8 may assign its rights and obligations hereunder to any of its subsidiaries, or affiliates or any successor in interest to the business of 8x8.

                (e) Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

                (f) Amendment; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties and the Escrow Agent, or in the case of a waiver, by the party or Escrow Agent waiving compliance. Any waiver by any party or Escrow Agent of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

                (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                (h) Rules of Construction. The parties hereto and the Escrow Agent agree that they each have been represented by counsel during the negotiation and execution of this Agreement and acknowledge that they each understand all provisions of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                (i) Automatic Succession. Notwithstanding anything in this Agreement to the contrary, any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, provided, however, the Escrow Agent shall at no time during the term of this Agreement have a substantial financial relationship with either the 8x8 or Company.

        IN WITNESS WHEREOF, 8x8, Company, Security Holders' Agent, the Shareholders, and the Escrow Agent have caused this Agreement to be signed by them or their respective duly authorized officers, all as of the date first written above.


                                        8X8, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        SECURITY HOLDERS' AGENT


                                        ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Sign Name



                                        ESCROW AGENT

                                        ----------------------------------------
                                        as Escrow Agent

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        SHAREHOLDERS

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A



Name                     Minimum Price($)  Number of 8x8 Shares Owned After the Share Exchange
----                     ----------------  ---------------------------------------------------
Frederic Artru           1.15
Michel de Guilhermier    1.15
Philippe Artru           1.15
Monique Artru            1.15
Marc Sounigo             1.15
Chirstophe Chausson      1.15
Renaud Artru             1.15
Renee Artru              1.15
Claude Rameau            1.15
Marie Madeleine Novel    1.15
Nicolas Jourdier         1.15
Hubert Novel             1.15
Philippe Dewost          1.15
Stanislas Artru          1.15
Xavier Artru             1.15
Raymonde Artru           1.15
Geraldine Artru          1.15
Sophie Artru             1.15
Sylvie Sauret            1.78
Jean-Hugues Robert       1.78
Pascal Jacob             1.78
Marc Petit-Huguenin      1.78
Kris Hasenjager          1.78
Vincent Figari           1.78
Philippe Boyer           1.78
Nicolas Gironi           1.78
Olivier Chicha           1.78
Isabelle Dalmasso        1.78

                                    8X8, INC.

                          REGISTRATION RIGHTS AGREEMENT


        This Registration Rights Agreement ("AGREEMENT") is made as of May 24, 1999, between 8x8, Inc., a Delaware corporation ("8X8"), and the Shareholders of Odisei S.A. ("ODISEI") listed on Exhibit A hereto, pursuant to that certain Stock Exchange Agreement, dated as of May 13, 1999 among 8x8, Odisei (the "COMPANY"), and the Security Holders named therein (the "SHARE EXCHANGE AGREEMENT").

        1.      DEFINITIONS. As used in this Agreement:

                (a)     "CLOSING DATE" means the Closing Date as defined in
Section 2.2 of the Share Exchange Agreement.

                (b) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the commission.

                (c) "MATERIAL EVENT" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the reasonable judgment of 8x8, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (d) "REGISTRABLE SECURITIES" means the 8x8 Shares issued to the Shareholders including the Indemnification Shares), which are eligible for registration by 8x8.

                (e)     "SEC" means the Securities and Exchange Commission.

                (f) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                Terms not otherwise defined herein have the meanings given to them in the Share Exchange Agreement.

        2.      REGISTRATION.

                (a) Initial Registration. 8x8 shall use commercially reasonable efforts to cause the Registrable Securities issued to the Shareholders to be registered under the Securities Act no later than 15 days after the Closing Date, so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective, a Form S-3 covering the Registrable Securities; provided, however, that the Shareholders shall provide all such information and materials relating to the Shareholders, as applicable, and take all such action as may be required in order to permit 8x8 to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Form S-3, such provision of information and materials to be a condition precedent to the obligations of 8x8 pursuant to this Agreement and the Share Exchange Agreement. The offerings made pursuant to such registrations shall not be underwritten. Notwithstanding the foregoing, 8x8 shall not be required to cause the Registrable Securities to be registered if 8x8's legal counsel delivers a legal opinion to the Shareholder seeking to sell all of its Registrable Securities that such sale may be effected in a single three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

                (b) Subsequent Registration. By March 15, 2000, 8x8 shall use commercially reasonable efforts to cause the Registrable Securities issued to the Shareholders on March 1, 2000 pursuant to Section 2.4 of the Share Exchange Agreement, to be registered under the Securities Act, so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective, a Form S-3 covering the Registrable Securities; provided, however, that such Shareholders shall provide all such information and materials relating to such Shareholders, as applicable, and take all such action as may be required in order to permit 8x8 to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Form S-3, such provision of information and materials to be a condition precedent to the obligations of 8x8 pursuant to this Agreement and the Share Exchange Agreement. The offerings made pursuant to such registrations shall not be underwritten. Notwithstanding the foregoing, 8x8 shall not be required to cause the Registrable Securities to be registered if 8x8's legal counsel delivers a legal opinion to the Shareholder seeking to sell all of its Registrable Securities that such sale may be effected in a single three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

        3.      POSTPONEMENT OF REGISTRATION.

                (a) Registration. Notwithstanding Section 2 above, 8x8 shall be entitled to postpone the declaration of effectiveness of any Form S-3 prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of 60 calendar days after the applicable deadline, if the Board of Directors of 8x8, acting in good faith, determines that there exists material non-public information about 8x8.

                (b) Material Event. The Shareholders agree that, upon receipt of any notice from 8x8 of the happening of a Material Event, the Shareholders will forthwith discontinue disposition of the Registrable Securities pursuant to any Form S-3 described in Section 2 until the Shareholders' receipt of copies of supplemented or amended prospectuses prepared by 8x8 (which 8x8 will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by 8x8, the Shareholders will deliver to 8x8 all copies in their possession, other than permanent file copies then in the Shareholders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall 8x8 delay causing to be effective a supplement or post-effective amendment to any Form S-3 pursuant to Section 2 or the related prospectus, for more than 90 consecutive days or 120 days during any 365 consecutive calendar day period.

        4. OBLIGATIONS OF 8X8. Except as set forth in Sections 2 and 3, 8x8 shall (i) prepare and file with the SEC the Form S-3 in accordance with Section 2 hereof with respect to the shares of Registrable Securities and shall use commercially reasonable efforts to cause such Form S-3 to become effective as provided in Section 2 and to keep such Form S-3 continuously effective until the earlier to occur of (A) the sale of all of the Registrable Securities so registered and (B) the first anniversary of the Effective Time; (ii) furnish to the Shareholders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), as the Shareholders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while 8x8 shall be required under the provisions hereof to cause such Form S-3 to remain current; (iii) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such Form S-3 under the securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request (provided that 8x8 shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable the Shareholders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (iv) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc. Automated Quotation System on which similar securities issued by 8x8 are then listed; (v) notify the Shareholders upon the happening of any event as a result of which the prospectus included in such Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vi) so long as the Form S-3 remains effective, promptly prepare, file and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify the Shareholders promptly after it shall receive notice thereof, of the date and time any Form S-3 and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Form S-3 has been filed; (viii) notify the Shareholders promptly of any request by the SEC for the amending or supplementing of such Form S-3 or prospectus or for additional information; and (ix) advise the Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Form S-3 or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

        5. EXPENSES. 8x8 shall pay the expenses incurred by 8x8 in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of 8x8's outside counsel and independent accountants. The Shareholders shall be responsible for all commissions and transfer taxes, as well as any other expenses incurred by the Shareholders, other than the fees and disbursements of counsel to the Shareholders not exceeding $1,000, which shall be paid by 8x8.

        6. INDEMNIFICATION. In the event of any offering registered pursuant to this Agreement:

                (a) 8x8 will indemnify each Shareholder with respect to any registration effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by 8x8 of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to 8x8 in connection with any such registration, and will reimburse such Shareholder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that 8x8 will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to 8x8 by an instrument duly executed by such Shareholder and stated to be specifically for use therein or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if 8x8 shall have furnished any amendments or supplements thereto) (the "FINAL PROSPECTUS") was not sent or given by or on behalf of such Shareholder to a purchaser of the Shareholder's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                (b) Each Shareholder will severally indemnify 8x8, each of its directors and officers, each person who controls 8x8 within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to 8x8 by an instrument duly executed by such Shareholder and stated to be specifically for use therein and will reimburse 8x8, the remaining Shareholders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to 8x8 by an instrument duly executed by such Shareholder and stated to be specifically for use therein.

                (c)     Each party entitled to indemnification under this
Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.

                (d)     The obligations of 8x8 and the Shareholders under this
Section 6 shall survive the completion of any offering of stock in a registration statement under this Agreement.

        7. NON-ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause 8x8 to register Registrable Securities pursuant to this Agreement may not be assigned by the Shareholders to any person or entity; provided, however, that upon the death of any Shareholder, the rights to cause 8x8 to register Registrable Securities pursuant to this Agreement shall inure to such Shareholder's devisee, legatee or other designee; and provided, further, that a Shareholder that is a corporation may assign the rights to cause 8x8 to register Registrable Securities pursuant to this Agreement to any wholly owned subsidiary of such Shareholder.

        8. AMENDMENT OF REGISTRATION RIGHTS. This Agreement may be amended by the holders of a majority of the Registrable Securities and 8x8 at any time by execution of an instrument in writing signed on behalf of each of the parties.

        9. TERMINATION. The registration rights set forth in this Agreement shall terminate as to any Shareholder at such time as all of the Registrable Securities then held by such Shareholder can be sold by such Shareholder in a single 3-month period in accordance with Rule 144 under the Securities Act.

        10. GRANT OF ADDITIONAL REGISTRATION RIGHTS. The Shareholders acknowledge that 8x8 may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of 8x8 on terms which would be negotiated at such time and may be materially different than the terms of this Agreement.

        11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed
(a) if to the Shareholders, at the Shareholders' addresses as set forth in the securities register of 8x8 as the case may be or (b) if to 8x8 at 2445 Mission College Blvd. Santa Clara, California 95054, Attention: President.

        12. GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        13. SEVERABILITY; SURVIVAL. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

        14. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

        15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        IN WITNESS WHEREOF, 8x8 and the Shareholders have caused this Agreement to be executed as of the date first above written.


                                        8X8, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        SHAREHOLDERS


                                        ----------------------------------------
                                        Print Name

                                        ----------------------------------------
                                        Signature






                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A

                           Shareholders of Odisei S.A.


Frederic Artru
Michel de Guilhermier
Philippe Artru
Monique Artru
Marc Sounigo
Chirstophe Chausson
Renaud Artru
Renee Artru
Claude Rameau
Marie Madeleine Novel
Dominique Pitteloud
Nicolas Jourdier
Hubert Novel
Philippe Dewost
Stanislas Artru
Xavier Artru
Raymonde Artru
Geraldine Artru
Sophie Artru
Phac le Tuan
Pierre Opman
Nathalie Artru
Bianca Finance
Sylvie Sauret
Jean-Hugues
Robert Pascal
Jacob Marc
Petit-Huguenin
Kris Hasenjager
Vincent Figari
Philippe Boyer
Nicolas Gironi
Olivier Chicha
Isabelle Dalmasso